                                                                Exhibit 10.11


                                     LEASE

                                 BY AND BETWEEN

                                 ARE-QRS, CORP.

                                  as Landlord

                                      and

                              ANTEX BIOLOGICS INC.

                                   as Tenant

                               TABLE OF CONTENTS

                                                                  PAGE

1.       Lease of Premises ....................................... -1-

2.       Basic Lease Provisions .................................. -2-

3.       Term .................................................... -4-

4.       Possession and Commencement Date ........................ -4-

5.       Rent .................................................... -6-

6.       Rent Adjustments ........................................ -8-

7.       Operating Expenses ...................................... -8-

8.       Rentable and Usable Area ............................... -14-

9.       Security Deposit ....................................... -15-

10.      Use .................................................... -16-

11.      Brokers................................................. -19-

12.      Holding Over ........................................... -19-

13.      Taxes on Tenant's Property ............................. -20-

14.      Condition of Demised Premises .......................... -21-

15.      Common Areas, Roof and Parking Facilities .............. -21-

16.      Utilities and Services ................................. -22-

17.      Alterations ............................................ -25-

18.      Repairs and Maintenance ................................ -27-

19.      Liens .................................................. -28-

20.      Indemnification and Exculpation ........................ -29-




                                       i

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21.      Insurance - Waiver of Subrogation ........................... -30-

22.      Damage or Destruction ....................................... -32-

23.      Eminent Domain .............................................. -34-

24.      Defaults and Remedies ....................................... -35-

25.      Assignment or Subletting .................................... -39-

26.      Attorneys' Fees and Costs ................................... -42-

27.      Bankruptcy .................................................. -42-

28.      Estoppel Certificate ........................................ -43-

29.      Intentionally Omitted ....................................... -43-

30.      Definition of Landlord; Limitation of Landlord's Liability .. -43-

31.      Project Control by Landlord ................................. -44-

32.      Quiet Enjoyment ............................................. -45-

33.      Quitclaim Deed .............................................. -45-

34.      Rules and Regulations ....................................... -46-

35.      Subordination and Attornment ................................ -46-

36.      Surrender ................................................... -47-

37.      Waiver and Modification ..................................... -47-

38.      Waiver of Jury Trial and Counterclaims ...................... -47-

39.      Intentionally Omitted ....................................... -48-

40.      Hazardous Materials ......................................... -48-

41.      Right to Extend Term ........................................ -51-

42.      Tenant's Right for Early Termination ........................ -52-


                                       ii

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43.      Miscellaneous .................................................... -53-

                                     LEASE

         THIS LEASE is made as of December 1, 1998 ("Effective Date"), by and between ARE-QRS CORP., a Maryland corporation ("Landlord") and ANTEX BIOLOGICS INC., a Delaware ("Tenant").

                                    RECITALS

         A. On January 13, 1989, BioCarb AB, predecessor in interest to Tenant, executed that certain Lease ("Existing Lease") for the "Existing Space" (defined below) with Crown Pointe Center Venture, a Maryland single purpose partnership, as landlord ("Prior Landlord") pursuant to which Tenant leases the Existing Space.

         B. Landlord is the owner of the "Building" (defined below) and has succeeded to the interest of Prior Landlord under the Existing Lease.

         C. On the Effective Date, Tenant and Landlord executed that certain Lease Termination providing for the termination of the Existing Lease on the Effective Date.

1.       LEASE OF PREMISES

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions hereof, those certain premises including the "Existing Space" and the "Expansion Space" (both as defined below, collectively the "Demised Premises") within the building located at the address set forth below (the "Building"). The Demised Premises are comprised of approximately 15,054 rentable square feet of space on the first floor of the Building (the "Existing Space") and approximately 4,461 rentable square feet of adjacent and contiguous space on the first floor of the Building (the "Block A Space") and approximately 4,649 rentable square feet of adjacent and contiguous space on the first floor of the Building (the "Block B Space", the Block A Space and the Block B Space being collectively referred to herein as the "Expansion Space") crosshatched on the floor plan attached hereto as Exhibit "A", and are situated on the floor and suite(s) of the Building as set forth in
Section 2.1.2. The real property upon which the Building is located and all landscaping, parking facilities and other improvements and appurtenances related thereto, are hereinafter collectively referred to as the "Land,"the site plan and legal description for which is attached hereto as Exhibit "B". All portions of the Building and Land which are for the non-exclusive use of tenants of the Building, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and building lobbies, are hereinafter referred to as "Common Area".

2.       BASIC LEASE PROVISIONS

         2.1. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.


                  2.1.1    Address of the Building: 300 Professional Drive,
                           Gaithersburg, Maryland 20879

                  2.1.2    Designation of the Demised Premises:
                           Suite(s): 100

                           Floor(s): first

                  2.1.3    (a) Rentable Area of Demised Premises:  24,164 sq. ft.

                           (b) Rentable Area of Building: 47,558 sq. ft.

                  2.1.4    Initial Basic Annual Rent for the Demised Premises:
                           (24,164 sq.ft). x ($1.4275 per sq.ft.) x (12 months) = $413,929.32

                           (a)  Initial Basic Annual Rent for Existing Space:
                           (15,054 sq.ft). x ($1.4275 per sq.ft.) x (12 months) = $257,875.02

                           (b) Initial Basic Annual Rent for Block A Space:
                           (4,461 sq.ft). x ($1.4275 per sq.ft.) x (12 months) =   $   76,416.93

                           (c) Initial Basic Annual Rent for Block B Space:
                           (4,649 sq.ft). x ($1.4275 per sq.ft.) x (12 months) =   $  79,637.37

                  2.1.5    Initial Monthly Rental Installments of Basic Annual
                           Rent for the Demised Premises:
                           (24,164 sq.ft). x ($17.13 per sq.ft.) /12 = $34,494.11

                  2.1.6    Tenant's Pro Rata Share:  50.81 %

                  2.1.7    (A)      Term Commencement Date: As defined in Section 4.2 hereof.

                           (b)      Rent Commencement Date: As defined in Section 4.2 hereof.

                           (c) Term Expiration Date: 120 calendar months from the Term Commencement Date, subject to extension or earlier termination as provided herein.

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                  2.1.8    Security Deposit: $173,888.98 (i.e. 6 x (.1722 x
                           24,164 x $67/12) + 34,494.11) subject to adjustment
                           in accordance with Section 9 hereof; provided that the security deposit held by Landlord under the Existing Lease in the amount of $16,935.15, plus interest in the amount of $10,355.35 shall be retained by Landlord and applied toward this amount.

                  2.1.9 Permitted Use: Scientific research and development, including facilities for animals and bio-hazard level 3 ("BL3") and other types of laboratories and related office, conference, library, computer and storage uses consistent with Section 10 hereof.

                  2.1.10 Address for Rent Payment (rent checks shall be made payable to Landlord):

                           135 N. Los Robles Avenue, Suite 250
                           Pasadena, CA 91101
                           Attention: Accounts Receivable

                           Address for Notices to Landlord:

                           135 N. Los Robles Avenue, Suite 250
                           Pasadena, CA 91101
                           Attention: General Counsel

                  2.1.11   Address for Notices to Tenant:
                           300 Professional Drive, Suite 100
                           Gaithersburg, MD 20879
                           Attention:  Greg Zakarian

                           With a copy to:

                           300 Professional Drive, Suite 100
                           Gaithersburg, MD 20879
                           Attention:  V.M. Esposito

                           With a copy to:

                           Covington & Burling
                           1201 Pennsylvania Ave.
                           P.O. Box 1566
                           Washington, DC  20044
                           Attn:  Alfred H. Moses, Esq.

                  2.1.12   Guarantor of Lease:   None.

                  2.1.13 The following Exhibits are attached hereto and incorporated herein:

                                    Exhibit "A"                        Demised Premises
                                    Exhibit "B"                        Land
                                    Exhibit "C"                        Work Letter
                                    Exhibit "D-1"                      Commencement Date
                                    Exhibit "D-2"                      Improvement Rent Commencement Date
                                    Exhibit "E"                        Rules and Regulations
                                    Exhibit "F"                        Existing Tenant Fixtures
                                    Exhibit "G"                        Estoppel Certificate

3.       Term

         3.1. This Lease shall take effect upon the Effective Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant, and each of their respective successors and permitted assigns, from the Effective Date.

         3.2. The term of this Lease (the "Term") will be that period from the Term Commencement Date as defined in Section 4.2 below through the Term Expiration Date, as such may be terminated or extended as provided herein.

4.       Possession and Commencement Date

         4.1. Tenant is currently in possession of the Existing Space pursuant to the Existing Lease and Tenant shall remain in possession of the Existing Space on the Effective Date. Landlord shall tender possession of the Expansion Space which includes both the Block A Space and the Block B Space, to Tenant vacant and broom clean on or before the date which is 30 days after the Effective Date (the date on which Landlord actually delivers the Expansion Space to Tenant being referred to herein as the "Expansion Commencement Date"), it being understood that Tenant's obligation to pay rent on the Expansion Space shall not commence until the Block A Rent Commencement Date (as defined below) and the Block B Rent Commencement date (as defined below), as the case may be. Tenant agrees that in the event Landlord fails to tender possession of the Expansion Space with Landlord's Work Substantially Completed on or before the Expansion Completion Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as specifically provided in this Section 4.1. If Landlord has not tendered possession of the Expansion Space with Landlord's Work Substantially Completed on or before the date which is ninety (90) days after the Expansion Commencement Date, then Tenant may, by written notice to Landlord delivered within ten (10) days thereafter, elect to terminate this Lease. In the event this Lease is terminated pursuant to this Section 4.1, the Security Deposit shall be returned to Tenant and neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which, by their terms, survive termination of this Lease

         4.2. the "Term Commencement Date" shall be the Effective Date. tenant's obligation to pay rent on the Existing space shall commence on the Effective Date (the "Existing Space Rent Commencement Date"). Tenant's obligation to pay rent on the block a space shall commence 60 days after the Expansion Commencement Date (the "Block A rent commencement date"). Tenant's obligation to pay rent on the block b space shall commence 180 days after the expansion commencement date (the "Block B Rent Commencement Date"). Landlord and Tenant shall each execute and deliver to the other written acknowledgment of the Term Commencement Date, the Block A Rent Commencement Date, the Block B Rent Commencement Date, and the Term Expiration Date when each such date is established and shall attach the acknowledgment to this Lease as part of Exhibit "D-1"; provided, however, failure to execute and deliver such acknowledgments shall not affect Landlord or Tenant's rights or liabilities hereunder. The Existing Space Rent Commencement Date, the Block A Rent Commencement Date and the Block B Rent Commencement Date, as applicable, are sometimes referred to herein as the "Rent Commencement Date."

         4.3. Tenant shall have the right to enter upon the Expansion Space at any time following the Expansion Commencement Date (or earlier if available) for the purpose of completing Tenant's Work (as defined in the Work Letter); provided, however, that Tenant shall first furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 21 are in effect, and provided further that such entry shall be subject to all the terms and conditions of this Lease other than the payment of Basic Annual Rent or Tenant's Pro Rata Share of Operating Expense.

         4.4. Tenant may, at the option of Tenant, cause to be constructed one or more projects of tenant improvements to the Demised Premises (collectively, the "Tenant Improvements"). The Tenant Improvements shall be subject to the terms of Section 16 of this Lease and shall be completed in accordance with the Work Letter. Tenant shall be reimbursed, in accordance with the terms of the Work Letter, for the cost to construct the Tenant Improvements in an aggregate amount for the Tenant Improvements not to exceed the sum of the "Basic Allowance" (as defined below) plus the "Additional Allowance" (as defined below) (the Basic Allowance plus the Additional Allowance being collectively referred to in this lease as the "Tenant Improvement Allowance"). The "Basic Allowance" means the product of (a) Twenty Dollars ($20.00) multiplied by (b) the rentable square footage of the Expansion Space. The "Additional Allowance" means the product of (a) Sixty Seven Dollars ($67.00) multiplied by (b) the rentable square footage of the entire Dismised Premises. The Tenant Improvement Allowance shall include the amount of eighteen thousand dollars ($18,000) (which amount shall constitute Additional Rent) for the cost of construction, project management by Landlord, cost of space planning, architect, engineering and other related services, building permits and other planning and inspection fees. If Landlord reasonably determines that the total cost of the Tenant Improvements will exceed the Tenant Improvement Allowance, then Tenant shall immediately, and as a condition to Landlord's obligation to expend or disburse any portion of the Tenant Improvement Allowance, deposit with Landlord an amount sufficient to pay such excess costs ("Tenant Excess Cost Deposit") in cash or a Letter of Credit (as defined in Section 43.14). Tenant shall have until the date which is twelve (12) months after the Block A Rent Commencement Date to expend the unused portion of the Tenant Improvement Allowance, after which date Landlord's obligation to fund the Tenant Improvement Allowance shall expire.

1.       Rent

         5.1 Basic Annual Rent. Tenant shall pay annual rent as follows ("Basic Annual Rent"):

                  5.1.1. Commencing on the Term Commencement Date, Tenant shall pay to Landlord as Basic Annual Rent for the Existing Space, the sum set forth in Section 2.1.4(a) subject to the rental increases provided in Section 6 hereof;

                  5.1.2. Commencing on the Block A Rent Commencement Date, Tenant shall pay to Landlord as Basic Annual Rent for the Block A Space, the sum set forth in Section 2.1.4(b) subject to the rental increases provided in
Section 6 hereof.

                  5.1.3. Commencing on the Block B Rent Commencement Date, Tenant shall pay to Landlord as Basic Annual Rent for the Block B Space, the sum set forth in Section 2.1.4(c) subject to the rental increases provided in
Section 6 hereof.

Basic Annual Rent shall be paid in the equal monthly installments set forth in
Section 2.1.5, subject to the rental increases provided in Section 6 hereof, each in advance on the first day of each and every calendar month during the Term. Notwithstanding anything to the contrary set forth herein, Tenant shall have no obligation to pay Basic Annual Rent for any period prior to the Term Commencement Date.

         5.2. Additional Rent. In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share, as set forth in Section 2.1.6 ("Tenant's Pro Rata Share") of Operating Expenses as provided in Section 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period.

         5.3.   Improvement Rent

                5.3.1. In the event and to the extent that Tenant elects to receive any portion of the Tenant Improvement Allowance pursuant to Section 4.4, in addition to the Basic Annual Rent, Tenant further agrees to pay to Landlord as additional rent the "Improvement Rent" (defined below), calculated in accordance with this Section 5.3.

                5.3.2. The "Improvement Rent" for each year during the Lease Term shall be equal to the product of (a) Seventeen and twenty-two one-hundredths percent (17.22%) multiplied by (b) the aggregate amount of the Additional Allowance actually distributed to or on behalf of Tenant as of the Improvement Rent Commencement Date (as defined below). The Improvement Rent shall commence on the Improvement Rent Commencement Date.

                 5.3.3. The "Improvement Rent Commencement Date" shall be the earliest of (i) the date Tenant has Substantially Completed the Tenant Improvements; (ii) the date Tenant is open for business in both the Block A Space and Block B Space; (iii) the date the certificates of occupancy (either temporary or permanent) have been issued for both the Block A Space and Block B Space by the municipal agency having jurisdiction over the Demised Premises;
(iv) the date which is twelve (12) months after the Effective Date, or (v) such earlier date as provided in the Work Letter or as the parties hereto may agree. Landlord and Tenant shall each execute and deliver to the other written acknowledgment of the Improvement Rent Commencement Date when such is established and shall attach the acknowledgment to this Lease as part of Exhibit "D-2"; provided, however, failure to execute and deliver such acknowledgment shall not affect Landlord or Tenant's rights or liabilities hereunder.

                  5.3.4. The Improvement Rent shall be paid in equal monthly installments, each in advance on the first day of each and every calendar month during the Term subsequent to the Improvement Rent Commencement Date.

                  5.3.5. Prior to the Improvement Rent Commencement Date, Tenant shall pay Landlord, as Additional Rent, a monthly amount equal to one percent (1.00%) of the average aggregate amount of the Additional Allowance theretofore distributed to or on behalf of Tenant and outstanding during such month (the "Additional Allowance Charge"). The Additional Allowance Charge shall be payable monthly in arrears commencing with the first day of the month following the first date upon which a distribution of the Additional Allowance is made, and ending on the Improvement Rent Commencement Date (the "Construction Period"). Landlord shall deduct the Additional Allowance Charge from the Additional Allowance on a monthly basis during the Construction Period. In the event the full amount of the Additional Allowance has been distributed, Tenant shall pay the Additional Allowance Charge due for the preceding month in cash on the first day of each month during the Construction Period.

         5.1. Rent Credit. So long as no default exists or is continuing hereunder, Tenant shall be entitled to a credit against Basic Annual Rent an amount equal to Two Thousand Three Hundred Thirty-Five Dollars ($2,335.00) per month for each of the 120 calendar months after the Term Commencement Date.

         5.5. Rent. Basic Annual Rent, Improvement Rent and Additional Rent shall together be denominated "Rent". Except as provided in Section 5.4, Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the actual number of days in such month and shall be paid at the then current rate for such fractional month.

6.       Rent Adjustments

         6.1. Basic Annual Rent shall be adjusted upward on the first day of the calendar month following the expiration of the first twelve (12) full calendar months following the Term Commencement Date, and on such date every year thereafter during the Term (each, a "Rent Adjustment Date") in an amount equal to three percent (3.0%) of the prior year's Basic Annual Rent as the same may be adjusted upward from time to time.

7.       Operating Expenses

         7.1.   As used herein, the term "Operating Expenses" shall include:

                7.1.1. Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments including amounts due under any improvement bond upon the Building or the Land, including the parcel or parcels of real property upon which the Building are located or assessments levied in lieu thereof imposed by any governmental authority or agency; any tax on or measured by gross rentals received from the rental of space in the Building (unless such tax is a tax on Landlord's income from the Building or a tax in lieu thereof), or tax based on the square footage of the Demised Premises or the Building as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Demised Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Tenant or of another tenant of the Building.

                7.1.2 All other costs of any kind paid or incurred by Landlord in connection with the operation and maintenance of the Building and Land including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to the Building or the other improvements within the Building or Land as appropriate to maintain the Building and Land as required hereunder including cost of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements costs of utilities furnished to the Common Areas; sewer fees; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscape and grounds; maintenance of drives and parking areas; security services and devices; building supplies; maintenance for and replacement of equipment utilized for operation and maintenance of the Building and Land; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building systems and on-site equipment; telephone, postage, stationary supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Building; accounting, legal and other professional fees and expenses incurred in connection with the operation of the Building; the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas; capital expenditures (amortized using a ten percent (10%) interest rate over a period equal to the shorter of (i) the useful life of the item as determined by reference to the vendor's or manufacturer's suggested useful life for such capital improvements or, where such reference does not exist, by reference to generally accepted accounting principles, consistently applied, and (ii) seven years); costs of complying with any applicable laws or hazardous waste remediation rules or regulations which are first enacted after the date hereof or which are incurred in connection with an act or omission of Tenant, its agents, employees, contractors or invitees; insurance premiums, including premiums for public liability, property casualty, earthquake and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of such losses by reason of insurance policy terms; service contracts; costs of services of independent contractors retained to do work of nature or type herein referenced; and costs of compensation (including employment taxes and fringe benefits) of all persons at or below the level of property manager who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Building, its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen and costs of management services, which costs of management services shall not exceed three percent (3%) of the Basic Annual Rent (excluding Improvement Rent) due from Tenant.

                  7.1.3 Not withstanding the foregoing, Operating Expenses shall not include any of the following (but the exclusion of any such items from Operating Expenses shall not prohibit Landlord from charging Tenant therefor as Additional Rent to the extent otherwise expressly provided herein):

         (l) Payments of principal, interest, or other finance charges made on any debt, or the amortization of funds borrowed by Landlord;

         (2) Ground rent, master lease rent, or other rental payments made under any ground lease or other underlying lease;

         (3) Costs of leasing commissions, legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or with respect to other individual tenants or occupants of the Building;

         (4) Costs of painting, redecorating, or other services or work performed for the benefit of another tenant or occupant (other than for Common Areas);

         (5) Salaries, wages, or other compensation paid to officers or executives of Landlord;

         (6) Management fees in excess of three percent (3%) of the Gross Revenues for all tenants. For the purposes of this subsection, Gross Revenues shall mean: annual base rentals paid by Building tenants; amounts of such tenant's rental abatement; and other income from the use or occupancy of the Building, accrued or collected with respect to the Building, but shall exclude revenue from parking and/or other Building concessions;

         (7) Non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment, interest on capital invested, and bad debt losses, rent losses and reserves for such losses;

         (8) Any wages, salaries, fees, fringe benefits, or other compensation paid to (i) off-site employees of any property management organization being paid a fee by Landlord for its services, (ii) off-site employees of Landlord who are not assigned to the operation, management, maintenance, or repair of the Building on a full-time or part-time basis, including any accounting or clerical personnel and other overhead expenses of Landlord), or (iii) administrative and executive personnel or officers, partners, members, shareholders, interestholders, or directors of Landlord or of Landlord's managing agent above the grade of building manager; provided, however, that Operating Expenses may include Landlord's reasonable allocation of wages, salaries, fees, fringe benefits or other compensation paid to the individual Building manager or other employees of the property manager, whether on-site or off-site, who are assigned full-time or part-time to the operation, management, maintenance or repair of the Building.

         (9) Costs of advertising and public relations and promotional costs associated with the Building's promotion, leasing, or tenant retention efforts, and costs of signs in or on the Building identifying the owners of the Building or any tenant of the Building;

         (10) Any costs, fines or penalties incurred due to the violation by Landlord of any governmental rule or authority and not caused or contributed to by Tenant;

         (11) Any other expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source;

         (12) Costs incurred in connection with negotiations or disputes with other tenants, other occupants, or prospective tenants, or costs and expenses incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

         (13) Allowances, concessions, permits, licenses, inspections, and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants or prospective occupants of the Building, or vacant leasable space in the Building, or constructing or finishing demising walls and public corridors with respect to any such space;


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

         (14) Costs relating to another tenant's or occupant's space which (A) were incurred in rendering any service or benefit to such tenant that Landlord was not required, or was in excess of the service that Landlord was required, to provide Tenant hereunder; and (B) were in excess of the standard services then being provided by Landlord to all tenants or other occupants of the Building, whether or not such other tenant or occupant is actually charged therefor by Landlord;

         (15) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building;

         (16) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to Landlord's failure to pay any taxes, utility bills or other costs when due;

         (17) Legal, accounting and other professional fees and costs incurred by Landlord which are associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the cost of the operation of the Building, including legal entity formation and legal entity accounting (including the incremental accounting fees relating to the operation of the Building to the extent incurred separately in reporting operating results to the Building's owners or lenders);

         (18) General overhead and general administrative expenses and accounting, record-keeping and clerical support of Landlord or the management agent, except for those cost and expenses attributable to the management of the Building;

         (19) All amounts which would otherwise be included in Operating Expenses which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience;

         (20) Costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants;

         (21)     Moving expense costs of tenants of the Building;

         (22) Consulting costs and expenses paid by Landlord unless they relate exclusively to the management or operation of the Building;

         (23) Costs, other than those incurred in ordinary maintenance (for such objects as may be located within the Common Areas) for sculpture, paintings or other objects of art;

         (24) Costs of overtime HVAC service provided to any other tenant of the Building;

         (25) Costs incurred in connection with any bankruptcy proceedings of Landlord, Tenant or any other tenant or occupant of the Building;

         (26) Costs or payments associated with Landlord's obtaining air rights or other development rights;

         (27) Compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord or in the parking garage of the Building, if any;

         (28) Costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the date the Building's certificate of occupancy was validly issued;

         (29) Costs arising from the presence of Hazardous Substances in or about or below the Land or the Building, including without limitation, Hazardous Substances in the groundwater or soil (unless introduced into or caused by Tenant) which existed prior to Tenant's occupancy of any portion of the Demised Premises or the Building; and

         (30) Costs incurred in connection with the operation of retail operations owned, operated or subsidized by Landlord, if any.

         7.2. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Landlord's good faith, reasonable estimate of Tenant's Pro Rata Share of Operating Expenses with respect to the Building for such month which estimate Landlord shall deliver prior to the commencement of each calendar year during the Term and shall be based upon the actual Operating Expenses for the previous calendar year, plus a good faith, reasonable estimate of the increase or decrease in such expenses for the ensuing calendar year.

                7.2.1 Within ninety (90) days after the conclusion of each calendar year, (or such longer period as may be reasonably required, but in no event more than 120 days) Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be immediately due and payable. If the amounts paid by Tenant pursuant to Section 7.2 exceeds Tenant's Pro Rata Share of Operating Expense for the previous calendar year, Landlord shall, at Landlord's option, either (i) credit the excess amount to the next succeeding installments of estimated Additional Rent, or (ii) pay the excess to Tenant within thirty
(30) days after delivery of such statements.

                 7.2.2 Any amount due under Section 7.2 for any period which is less than a full month shall be prorated (based on the actual number of days in such month) for such fractional month.

         7.3. Landlord's annual statement shall be final and binding upon Tenant unless Tenant, within ninety (90) days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such ninety (90) day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Tenant's Pro Rata Share of Operating Expenses, Landlord will provide Tenant with access to such Landlord's books and records and such information as Landlord reasonably determines to be responsive to Tenant' questions. In the event that after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Tenant's Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected and hired by Tenant (at Tenant's sole cost and expense) and approved by the Landlord (which approval shall not be unreasonably withheld or delayed) audit and/or review Landlord's books and records for the Building and the Land for the year in question and the immediately preceding year (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Tenant's Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall at Landlord's option either (1) credit the excess amount to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after the completion of such audit and/or review. If the Independent Review shows that Tenant's payments of Tenant's Pro Rata Share of Operating Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within thirty (30) days after delivery of such statement. If the Independent Review shows that Tenant's payments of Tenant's Pro Rata Share of Operating Expenses for such calendar year were more than five percent (5%) in excess of Tenant's actual obligation for the calendar year and such excess amount was at least $1,000, Landlord shall promptly reimburse Tenant for the cost of the Independent Review, not to exceed $5,000.00.

         7.4. Tenant shall not be responsible for Operating Expenses applicable to the Expansion Space before the Block A Rent Commencement Date with respect to the Block A Space and the Block B Rent Commencement Date with respect to the Block B Space. The responsibility of Tenant for Tenant's Pro Rata Share of Operating Expenses shall continue to the later of (i) the date of termination of the Lease, (ii) the date Tenant has fully vacated the Demised Premises (including, without limitation, the removal of all items required hereby to be removed and the completion of all procedures necessary to fully release and terminate any permits or licenses restricting the use of the Demised Premises in any manner), or (iii) if termination of the Lease is due to the default of Tenant, the date of rental commencement of a replacement tenant.

         7.5. Operating Expenses for the calendar year in which Tenant's obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated on the basis of the actual number of calendar months (or portion thereof) in such partial calendar year. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

         7.6. Notwithstanding anything set forth herein to the contrary, in the event the Building is not at least ninety-five percent (95%) occupied on average during any year of the Term, an adjustment shall be made by Landlord in computing Tenant' Pro Rata Share of Operating Expenses for such year so that Tenant's Pro Rata Share of Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied on average during such year.

         7.7. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own cost and expense shall not be interpreted as excluding any cost from Operating Expenses if such cost is an Operating Expense pursuant to the terms of this Lease.

         7.8. Landlord shall cause, during the entire Term of this Lease and as part of the Operating Expenses, an electronic security access system to be installed, maintained and operated for the Building.

8.       Rentable and Usable Area

         8.1. As used herein, the terms "Rentable Area" and "Usable Area" shall be calculated in accordance with the 1996 Standard Method for Measuring Floor Area in Office Building as adopted by the Building Owners and Managers Association.

         8.2. The Rentable Area of the Building is the total of Rentable Area of all buildings located on the Land.

         8.3. The term "Rentable Area" when applied to Tenant is that area equal to the Usable Area of the Demised Premises plus an equitable allocation of Rentable Area within the Building which is not then utilized or expected to be utilized as Usable Area, including but not limited to the portion of the Building devoted to corridors, equipment rooms, restrooms, elevator, lobby, atrium and mailroom. In making such allocations, consideration will be given to tenants benefitted by space allocated such that area which primarily serve tenants of only one floor, such as corridors and restrooms upon such floor, shall be allocated to Usable Area of the Building as a whole.

         8.4. Review of allocations of Rentable Areas as between tenants of the Building may be made as frequently as in Landlord's opinion appears appropriate in order to facilitate an equitable apportionment of Operating Expenses. Such review shall be performed by a licensed architect and the allocations certified as true and correct by such licensed architect Tenant may, at its sole cost and expense and prior to the Effective Date, have an architect of Tenant's choosing verify the calculations and measurements made or performed by Landlord's architect.

9.       Security Deposit

         9.1. Tenant has deposited with Landlord (in cash or the Letter of Credit, as defined in Section 43.14 hereof) the sum set forth in Section 2.1.8 (the "Security Deposit") which Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall keep any cash constituting the Security Deposit separate from its general fund in an interest-bearing account. Tenant shall be entitled to any interest on the Security Deposit (to be credited to and added to the Security Deposit) at the rate as may be actually earned thereon by Landlord from time to time. Tenant shall provide Landlord or its designee with such information and instruments (including, without limitation, Tenant's taxpayer identification number) as Landlord may reasonably require in order to maintain the Security Deposit in an interest-bearing account.

         9.2. In the event that upon Landlord's review of the Hazardous Materials List (as defined in Section 40.1.1 hereof) Landlord or any of Landlord's insurers or lenders reasonably determines that Tenant's use of Hazardous Materials at the Demised Premises increases the risk of damage to or contamination of the Demised Premises, the Building or the Land, then upon Tenant's receipt of written notice of such determination from the Landlord, Tenant shall deposit an additional amount with the Landlord as Landlord may reasonably determine, which amount shall be added to and treated as part of the Security Deposit.

         9.3. So long as no default exists or is continuing, on the first day of the first full calendar month which is forty-eight (48) months after the Term Commencement Date, the Security Deposit shall be reduced to any amount equal to the quotient of (a) the Basic Annual Rent then in effect divided by
(b) 12.

         9.4. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

         9.5. Landlord may deliver the Security Deposit to any purchaser of Landlord's interest in the Demised Premises and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transfers.

         9.6. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within forty-five (45) days after the expiration or earlier termination of this Lease.

10.      Use

         10.1 Tenant shall use the Demised Premises for the purpose set forth in Section 2.1.9 (the "Permitted Use") and shall not use the Demised

Premises, or permit or suffer the Demised Premises to be used, for any other purpose without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed.

         10.2. Tenant shall not use or occupy the Demised Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or the certificate of occupancy issued for the Demised Premises, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Demised Premises which is declared by any governmental authority having jurisdiction to be a violation of law, regulation or zoning ordinance or of such certificate of occupancy, or which in the reasonable opinion of Landlord violates law, regulation or zoning ordinance or the certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupation thereof.

         10.3. Landlord acknowledges that so long as Tenant's intended use of the Demised Premises is consistent with its past use of the Existing Space, to Landlord's actual knowledge, there shall be no invalidation or cost increase of any insurance policy covering the Building. Notwithstanding the above, Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and shall comply with all rules, orders, regulations, and requirements of the insurers of the Building and Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this
Section 10.3.

         10.4. Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

         10.5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant must, upon termination of this Lease return to Landlord all keys to offices and restrooms, either furnished to, or otherwise procured by Tenant. In the event any key so furnished is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

         10.6. No awnings or other projection shall be attached to any outside wall of the building. No curtains, blinds, shades or screens which are visible from the Common Areas or from outside the Building shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises other than Landlord's standard window coverings, if any. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord, such consent not to be unreasonably withheld, nor shall any bottles, parcels, or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without the express written consent of Landlord, such consent not to be unreasonably withheld.

         10.7. No sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Demised Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant may on a non-exclusive basis place signage on the exterior of the Building and Tenant's logo in the Common Area of the Building on the floor occupied by Tenant; provided that (a) Landlord and Tenant agree upon the size, design and location of such exterior signage and (b) all such signage complies with all applicable laws, ordinances, codes, rules and regulations of the government authorities with jurisdiction over such matters. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and type reasonably acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering and Tenant's logo, which may be placed on its corridor walls in a location and in a size, color and type acceptable to Landlord in Landlord's reasonable discretion.

         10.8. Tenant shall cause any office equipment or machinery to be installed in the Demised Premises so as to reasonably prevent sounds or vibrations therefrom from extending into Common Areas, or other space in the Building. Further, except for equipment located within the Existing Space on the Effective Date and set forth in Exhibit "F", no equipment weighing five hundred (500) pounds or greater shall be placed upon the Demised Premises without advance notice to and consent by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Placement of such equipment, if approved by Landlord, shall be only at a location designed to carry the weight of such equipment.

         10.9. Tenant shall not do or permit anything to be done in or about the Demised Premises which shall in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them, or use or allow the Demised Premises to be used for any unlawful purpose. Tenant shall not knowingly cause, maintain or permit any nuisance or waste in, on, or about the Demised Premises, Building or the Land. Tenant may use a portion of the Common Area for an atrium area in accordance with Section 15.

         Landlord shall use its reasonable efforts to include a provision similar to the first two sentences of this Section 10.9 in all leases for any other tenants of the Building entered into from and after the Effective Date. Furthermore, Landlord agrees not to lease any space in the Building to a tenant whose primary and principal intended use of such space is any of the following: an employment agency, physician or dentist office, video or amusement arcade, indoor playground, bar, video store, repair shop, bowling alley, fast food restaurant, pawn shop, convenience store, liquor store, gym, fitness center or health club and/or beauty salon or spa.

         10.10. Other than costs which shall be included in Operating Expenses pursuant to Article 7 associated with causing the Demised Premises to comply with any retroactively effective law, code, rule or regulation where noncompliance does not result from any use or alterations to the Demised Premises by Tenant, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Demised Premises (as distinguished from the Common Areas and/or the Building) with the Americans With Disabilities Act, 42 U.S.C.
Section 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA") which provisions are first enacted after the Effective Date, or the compliance thereof is required as a result of an act or omission of Tenant, its agents, employees, contractors or invitees or as a result of Tenant's (as opposed to another tenant's) leasing of the Demised Premises; and Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost, liability, or expense, (including reasonable attorneys fees and disbursements) arising out of any failure of the Demised Premises (as distinguished from the Common Areas and/or the Building) to comply with the ADA in accordance with this sentence.

11.      Brokers.

         11.1. Tenant and Landlord each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Scheer Partners, Inc. ("Broker"), and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If and when the Term Commencement Date has occurred, Landlord shall pay to Broker a brokerage fee pursuant to a separate agreement between Landlord and Broker.

         11.2. Tenant hereby indemnifies and shall defend, hold and save Landlord harmless from and against any and all claims for any commissions or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf Tenant, other than Broker.

         11.3. Landlord hereby indemnifies and shall defend, hold and save Tenant harmless from and against any and all claims for any commissions or fees in connection with this Lease made by Broker and any other broker or finder having worked, or claiming to have worked, on behalf of Landlord.

         11.4. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

         11.5. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained within Sections
11.1 and 11.4 hereof.

12.      Holding Over

         12.1. If, with Landlord's express written consent, Tenant holds possession of all or any part of the Demised Premises after the expiration or earlier termination of the Term, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay Basic Annual Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent, and all other provisions, representations, covenants and agreements contained herein, other than with respect to the Term and any extensions thereof, but specifically including, without limitation, the adjustment of Basic Annual Rent pursuant to Section 6 hereof, shall remain in full force and effect.

         12.2. Notwithstanding the foregoing, if Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall
(i) for the first thirty (30) days after the expiration of the Term be equal to one hundred twenty-five percent (125%) of the Basic Annual Rent and Additional Rent in effect during the last thirty (30) days of the Term; and (ii) thereafter, be equal to one hundred fifty percent (150%) of the Basic Annual Rent and Additional Rent in effect during the last thirty (30) days of the Term. In addition to the foregoing amounts, from and after the sixtieth (60th) day after the expiration of the Term, Tenant shall also be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over.

         12.3. Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

         12.4. The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

13.      Taxes on Tenant's Property

         13.1. Tenant shall pay, prior to delinquency, any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Demised Premises.

         13.2. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord, after written notice to Tenant (including a copy of the relevant tax bill), pays the taxes based upon such increase in the assessed valued, then Tenant shall upon demand repay to Landlord the taxes so levied against Landlord.

         13.3. If any improvements in or alterations to the Demised Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "Building Standard" improvements in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 13.2 above. Any such excess assessed valuation due to improvements in or alterations to space in the Building leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Section 7.1, but shall be treated, as to such other tenants, as provided in this Section 13.3. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than Landlord's "Building Standard," such records shall be binding on both Landlord and Tenant. As used herein, "Building Standard" means the quality and standard of improvements (including generic laboratory improvements) provided to a majority of tenants (by square footage) in the Building without payment by such tenants of a premium in excess of their stated basic annual rents.

         13.4. Landlord shall cooperate with Tenant in advising the applicable taxing authority as to the distinction between Tenant's personal property and trade fixtures for valuation purposes. Tenant, at Tenant's sole cost and expense, shall have the right to protest or appeal the tax assessment for the Building. In the event Tenant protests or appeals the tax assessment as permitted in this section, Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgment, and all reasonable expenses incurred by Landlord in connection with any such appeal or protest of Tenant.

14.      Condition of Demised Premises

         14.1. Except as set forth in Section 14.2, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Demised Premises or the Building, or with respect to the suitability for the conduct of Tenant's business and Tenant accepts the Existing Premises in its condition on the Effective Date. The taking of possession of the Demised Premises by Tenant shall, except as otherwise agreed in writing by Landlord and Tenant, conclusively establish that the Demised Premises and Building were at such time in good, sanitary and satisfactory condition and repair.

         14.2. Landlord represents and warrants to Tenant that, to Landlord's knowledge as of the Effective Date, all "Building Systems" in the Building are in good working order and repair. As used in this Lease, "Building Systems" means heating, ventilating, air conditioning, water, sewer, electrical, gas and telephone facilities and equipment servicing the Building, including the Demised Premises.

15.      Common Areas, Roof and Parking Facilities

         15.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "E" together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its discretion (the "Rules and Regulations").

         15.2. Tenant shall have the non-exclusive right, in common with others, to use the portion of the Common Area (the "Atrium Area") set forth on the site plan as an atrium area of the Demised Premises. Use by Tenant of the Atrium Area is subject to all of the Rules and Regulations and additional particular restrictions Landlord may reasonably determine to be necessary in connection with the use of the Atrium Area.

         15.3. As an appurtenance to the Demised Premises, Tenant shall have a non-exclusive license to use Tenant's Pro Rata Share of the non-handicapped parking spaces of the parking facilities serving the Building in common on a non-reserved basis with other tenants of the Building. Landlord shall designate five (5) non-exclusive parking spaces near the front entrance to the Building specifically for the use of "visitors;" provided, however, that Landlord shall have no responsibility for enforcing the rights of Tenant or its visitors to use such spaces.

         15.4. As an appurtenance to the Demised Premises, Tenant shall have a non-exclusive revocable license to use certain portions of the roof of the Building and surrounding sites serving the Building in common with certain other tenants of the Building. Tenant's license with respect to the roof of the Building and surrounding sites serving the Building shall be limited to the right to install and maintain mechanical and other equipment in such locations. Tenant's license to use the roof shall be subject to the Rules and Regulations. Tenant's right to install or maintain any equipment on the roof is subject to Tenant's obligations regarding alterations set forth in Section 17.

         15.5. Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant's use thereof. Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants. In the alternative, if Landlord determines that Tenant's customers, clients, or invitees appear to be using more than the number of parking spaces that would otherwise be attributable to a reasonable number of parking spaces for Tenant's use, Landlord may require Tenant and its employees to obtain parking outside the Building for such unreasonable excess uses. However, nothing in this Section 15.5 is intended to create an affirmative duty on Landlord's part to monitor parking.

         15.6. Landlord reserves the right to modify Common Areas including the right to add or remove exterior and interior landscaping; provided that Tenant's use of the Demised Premises in accordance with Section 10 is not materially adversely affected.

16.      Utilities and Services

         16.1. Tenant shall pay for all water, (including the cost to service, repair and replace reverse osmosis, deionized and other treated water, if any) gas, heat, light, power, telephone and other utilities supplied to the Demised Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises as part of Tenant's Pro Rata Share of Operating Expenses, or in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which shall be paid by Tenant as Additional Rent.

         16.2. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause, including the gross negligence of Landlord. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease. Notwithstanding the foregoing, in the event that the failure or interruption in services which has a material adverse effect upon Tenant's ability to use and enjoy the Demised Premises for the Permitted Use continues for a period in excess of ninety (90) days and is not caused by or contributed to by Tenant, beginning on the ninety-first (91st) day Rent shall be abated based upon the extent to which Tenant's use of the Demised Premises has decreased due to such failure or interruption in services. In the event of a failure or interruption in services which has a material adverse effect upon Tenant's ability to use and enjoy the Demised Premises for the Permitted Use continues for a period in excess of fifteen (15) months and is not caused by or contributed to by Tenant, Tenant shall have the right to terminate this Lease prior to the restoration of such services upon not less than thirty (30) days prior written notice to Landlord.

         16.3. Tenant shall pay directly to the applicable utility or service provider, prior to delinquency, for any separately metered utilities and services which may be furnished to Tenant or the Demised Premises during the Term.

         16.4. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed (but which may be conditioned in accordance with Section 16.5), use any device in the Demised Premises, including, but without limitation, data processing machines, which will in any way increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Demised Premises based upon Tenant's Pro Rata Share as usually furnished or supplied for the use set forth in Section 2.1.6 or be in excess of Tenant's Pro Rata Share of the Building's capacity to provide such utilities or services.

         16.5. If Tenant shall require services in excess of that usually furnished or supplied for similar space in the Building, by reason of equipment operated and/or extended hours of business operation, then Tenant shall first procure the consent of Landlord for use thereof, which consent

Landlord may condition upon the availability of such excess utilities or services and Tenant's payment as Additional Rent of an amount equal to the cost to provide such excess services and utility capacity.

         Tenant hereby acknowledges and agrees that any changes or upgrades in the electrical service furnished or supplied to the Demised Premises and/or the Building, including but not limited to upgrades or changes to the transformer, service panel or switch gears, caused by the Tenant Improvements, shall be at Tenant's sole cost and expense and shall not be considered part of Tenant's Work, as described in the Work Letter. Any such changes or upgrades in the electrical service servicing the Demised Premises shall be subject to the prior consent of Landlord which consent shall not be unreasonably withheld or delayed.

          16.6 Landlord shall provide water in Common Areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy, Tenant shall pay Landlord's cost to keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered (a reasonable allocation for water usage for the Building shall be included in Tenant's Pro Rata Share), and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes herein above stated shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

         16.7. The services provided by Landlord to the Building (the costs of which shall be payable by Tenant as part of Operating Expenses pursuant to
Section 7.1) shall include the following: utilities to the Common Areas; trash collection; cleaning, including windows; maintenance of plumbing, electric, heating, ventilation and air conditioning systems (other than those systems contained within or exclusively servicing the Demised Premises); landscaping and maintenance of landscaping and grounds; maintenance of drives and parking area, including snow removal; and security services and security devices for the Common Areas.

         16.8. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service, when prevented from doing so by strike or accident, or by laws, rules, order, ordinances, directions, regulations or requirements of any federal, state, country or municipal authority or failure to deliver gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any act of God. Landlord shall use its commercially reasonable efforts to minimize the disruption to Tenant's business as a result of Landlord causing any service or utility to be interrupted (for any reason) to the Demised Premises or the Building. Notwithstanding the foregoing, in the event that the failure or interruption in services which has a material adverse effect upon Tenant's ability to use and enjoy the Demised Premises for the Permitted Use, which shall continue for a period in excess of fifteen (15) months and is not caused by or contributed to by Tenant, Tenant shall have the right to terminate this Lease prior to the restoration of such services upon not less than thirty (30) days prior written notice to Landlord.

17.      Alterations

         17.1. Other than Tenant's Work, Tenant shall make no alterations, additions or improvements in or to the Demised Premises the cost of which exceeds $10,000.00 in the aggregate in any twelve (12) month period without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (provided, however, that in the event any proposed alteration, addition or improvement (including those which costs do not exceed $10,000.00) adversely affects (i) any structural portions of the Building including exterior walls, roof, foundation and core of the Building,
(ii) the exterior of the Building or (iii) any Building systems, including elevator, plumbing, air conditioning, heating electrical, security, life safety and power, then Landlord may withhold its consent with respect thereto in its sole and absolute discretion), and then only by architects, contractors, suppliers or mechanics approved by Landlord in Landlord's reasonable discretion. Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction (including those which costs do not exceed $10,000.00), with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord.

         17.2. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with free access to mechanical installation or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities without Landlord's prior written consent, which approval shall not be unreasonably withheld.

         17.3. Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times, unless otherwise agreed to in advance in writing by the Landlord.

         17.4. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Demised Premises.

         17.5. Before commencing any work, Tenant shall give Landlord at least fourteen (14) days prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expenses a completion and lien indemnity bond reasonably satisfactory to Landlord for said work.

         17.6. All alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 17.8, attached to or built into the Demised Premises, made by either of Landlord or Tenant, including (without limiting the generality of the foregoing) the Existing Tenant Fixtures, all floor and wallcovering, built-in cabinet work and paneling, plumbing fixtures, exterior venting fume hoods and walk-in freezers and refrigerators, clean rooms, climatized rooms, ductwork, conduits, electrical panels and circuits (collectively, the "Tenant Alterations"), shall become the property of Landlord upon the expiration or earlier termination of the term of this Lease, and shall remain upon and be surrendered with the Demised Premises as a part thereof; provided, however, that Landlord may, at any time, elect to cause Tenant to remove any such Tenant Alteration from the Demised Premises upon the expiration or earlier termination of this Lease, and, if Landlord so elects, Tenant shall, at its sole cost and expenses, remove such Tenant Alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal.

         Notwithstanding the foregoing, upon written request by Tenant made prior to the installation of any Tenant Alteration, Landlord agrees to make the determination whether Tenant shall be required to cause such Tenant Alteration to be removed in the event that Landlord determines to require removal, upon the expiration or earlier termination of this Lease; provided, however, that such determination is revocable by Landlord at any time in Landlord's sole discretion.

         17.7. Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

         17.8. Except as to the Existing Tenant Fixtures (defined below), all business and trade fixtures, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Demised Premises shall be and remain the property of Landlord and shall not be removed by Tenant at any time during the Term, except that items which wear out or become obsolete may be removed and replaced by Tenant with items of at least equal quality. If Tenant shall fail to remove from the Demised Premises its personal property and all items required to be removed by Tenant in accordance with Landlord's election pursuant to Section 17.6 prior to expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any expenses reasonably incurred in connection with such removal and storage or Landlord may, at its option, without notice, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any reasonable expenses incident to the removal, storage and sale of said personal property.

         17.9. Notwithstanding any other provision of this Article 17 to the contrary, in no event may Tenant remove any improvement from the Demised Premises as to which Landlord contributed payment, including without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

         17.10. Tenant shall pay to Landlord as Additional Rent an amount equal to three percent (3%) of the cost to Tenant of all charges incurred by Tenant of its contractors or agents in connection with any alterations, additions or improvements to the Demised Premises to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices, and statements covering the costs of such charges, which will be accompanied by payment to Landlord of the percentage fee set forth above. Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

         18.    Repairs and Maintenance

         18.1. Landlord shall repair and maintain the structural and exterior portions of the Building (including the roof and any structural or exterior portions of Common Areas in the Demised Premises) and the structural and exterior and interior portions of the Common Areas, including, without limitations, roofing and covering materials, foundations, exterior walls, the plumbing, fire sprinkler system (if any), heating, ventilating, air conditioning, elevator, and electrical systems (excluding any Building Systems exclusively serving the Demised Premise) installed or furnished by Landlord (and the full cost thereof shall be included as a part of Operating Expenses), unless such maintenance or repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such maintenance and repairs.

         18.2. Subject to Section 22 and except for services of Landlord, if any, required by Sections 18.1, Tenant shall at Tenant's sole cost and expense keep the Demised Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted, including, without limitation, all Building Systems exclusively serving the Demised Premises. Subject to Section 22, Tenant shall, upon the expiration or earlier termination of this Lease, surrender the Demised Premises to Landlord in as good as condition as when received, ordinary wear and tear excepted. Other than as specifically set forth in Section 18.1 and in the Work Letter, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof.

         18.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant waives the rights under any applicable law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

         18.4. Repairs under this Article 18 which are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses.

         18.5. This Article 18 relates to repairs and maintenance arising in ordinary course of operation of the Building and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, this Article 18 shall not be applicable and the provisions of
Article 22 shall apply and control.

19.      Liens

         19.1. Subject to the immediately succeeding sentence, Tenant shall keep the Demised Premises, the Building and the Land free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that except with respect to Landlord's Work, Landlord's services or Landlord's repair obligations, any mechanic's lien filed against the Demised Premises, the Building or against the Land for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within twenty (20) days after the filing thereof, at the sole cost and expense of Tenant.

         19.2. Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

         19.3. In no event may Tenant allow any mortgage, deed of trust, financing statement, encumbrance, lease, hypothecation or any lien to encumber any of the Tenant Improvements, without Landlord's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that Tenant provides Landlord evidence satisfactory to Landlord, in Landlord's sole discretion, that any such lien is not applicable to Landlord's interest in the Building, the Land nor to the Tenant Improvements.

         19.4. In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Demised Premises. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall within ten (10) days after filing such Financing Statement (i) cause a copy of the Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest nor to any of the Tenant Improvements, and (ii) cause Tenant's lender to amend any documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building, the Land nor any interest of Tenant in any of the Tenant Improvements.

         19.5. Landlord shall subordinate its landlord's lien to any encumbrance which is expressly permitted by Section 19.4.

20.      Indemnification and Exculpation

         20.1. Tenant hereby indemnifies and agrees to defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements), for injury or death to person or injury to property occurring within or about the Demised Premises, arising directly or indirectly out of Tenant's, it's employees, agents or guests use or occupancy of the Demised Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful act or gross negligence of the Landlord.

         20.2. Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property or scientific research, including loss of records kept within the Demised Premises if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement available on a commercially reasonable basis, would be a loss subject to settlement by the insurance carrier, including, but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type, including, but not limited to, broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines, unless and except if such loss is due to Landlord's willful misconduct or the willful disregard of Landlord after written notice by Tenant of need for a repair which Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

         20.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or of any other third party.

         20.4. Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts. Tenant acknowledges and agrees that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

21.      Insurance - Waiver of Subrogation

         21.1. Landlord, as part of Operating Expenses, shall carry insurance upon the Building (including the Tenant Improvements), in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect provided such coverage is not less than ninety percent (90%) of such full replacement cost or, if higher, the amount of such insurance Landlord's mortgage lender requires Landlord to maintain, providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof and, as part of Operating Expenses, shall further insure as Landlord deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Building.

         21.2. Landlord, as part of Operating Expenses, shall further carry public liability insurance with a single loss limit of not less than Two Million Dollars ($2,000,000.00) for death or bodily injury, or property damage with respect to the Building and all Tenant Improvements.

         21.3. Tenant at its own cost shall procure and continue in effect from the Term Commencement Date and continuing throughout the Term (and occupancy by Tenant, if any, after the expiration or earlier termination of this Lease) comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence for death or bodily injury and not less than Two Million Dollars ($2,000,000.00) for property damage with respect to the Demised Premises.

         21.4. The aforesaid insurance required of Tenant shall name Landlord, its officers, employees and agents, as an additional insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

         21.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant at Tenant's cost shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

         21.6. In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to (i) any lender of Landlord holding a security interest in the Building or the Land, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Building.

         21.7. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Such waivers shall continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either (i) procure such insurance with companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium (in the Tenant's case, in the proportion which the area of the Demised Premises bears to the insured area). If neither (i) nor (ii) are done, this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7 shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

         21.8. Landlord may require insurance policy limits to be raised to conform with (a) the requirements of Landlord's lender and/or (b) the coverage limits then being required of new tenants within the Building.

22.      Damage or Destruction

         22.1. Except as provided in Sections 22.6 and 22.8 hereof, in the event of a partial destruction of the Building by fire or other perils covered by extended coverage insurance, not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy, which deductible amount if paid by Landlord shall be an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

         22.2. In the event of any damage to or destruction of the Building, other than as provided in Section 22.1, Landlord may elect to repair, reconstruct and restore the Building, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair then this Lease shall terminate as of the date of destruction.

         22.3. Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building within the sixty (60) day period following the date of damage or destruction.

         22.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Demised Premises is surrendered to the Landlord except for items which have theretofore occurred.

         22.5. In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Demised Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, which in Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business.

         22.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other uses beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of eight (8) months from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete.

         22.7. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Demised Premises which were originally provided at Landlord's expense, including the Tenant Improvements; the repair and restoration of items (other than the Tenant Improvements) not provided at Landlord's expense shall be the obligation of Tenant. In the event Tenant elected to upgrade certain improvements from the standard normally provided by Landlord, Landlord shall, upon the need for replacement due to an insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of such upgrades, except to such extent as insurance proceeds which, if received, the excess proceeds are adequate to provide such upgrades, in addition to providing for basic reconstruction and standard improvements.

         22.8. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Demised Premises when the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term, or to the extent that insurance proceeds are not available therefor.

         22.9. Notwithstanding anything to the contrary contained in this Article, in the event Landlord makes the determination that the repair or restoration of the damage to the Demised Premises resulting from a casualty covered by this Article, shall take in excess of fifteen (15) months from the date of such damage to complete, within ten (10) days after Landlord has notified Tenant of its determination and prior to the commencement of any such repairs of the damages, Tenant shall have the right to terminate this Lease upon not less than thirty (30) days prior written notice to Landlord.

23.      Eminent Domain

         23.1. In the event the whole of the Demised Premises, or such part thereof as shall substantially interfere with the Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

         23.2. In the event of a partial taking of the Building or of drives, walkways, and parking areas serving the Building for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the sole opinion of Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals or laboratory space.

        23.3. Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property, which was installed at Tenant's expense and for costs of Tenant moving to a new location. Except as before set forth, any award for such taking shall belong to Landlord.

        23.4. If, upon any taking of the nature described in this Article 23, this Lease continues in effect, the Landlord shall promptly proceed to restore the Demised Premises and the Building to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, as determined by Landlord in its reasonable discretion, the Rent shall be abated proportionately based upon the extent to which Tenant's use of the Demised Premises has decreased on the basis of the percentage of the rental value of the Demised Premises after such taking and the rental value of the Demised Premises prior to such taking.

24.     Defaults and Remedies

        24.1. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of six percent (6%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the 5th day after date due until paid at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law.

        24.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.


        24.3. If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act. Landlord shall provide Tenant with written notice within a reasonable period of time in advance of the date on which Landlord intends to make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

        24.4. The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

               24.4.1. The abandonment or vacation of the Demised Premises by Tenant;

               24.4.2. The failure by Tenant to make any payment of Rent or Additional Rent within 5 days after same shall be due;

               24.4.3. The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 24.4.1 and 24.4.2) to be performed by Tenant, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under any applicable law; provided that if the nature of Tenant's default is such that it reasonably requires more than fifteen (15) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said fifteen (15) day period and thereafter diligently prosecute the same to completion, provided, however, that such cure is completed no later than forty-five (45) days from the date of written notice;

               24.4.4. Tenant makes a general assignment for the benefit of creditors;

               24.4.5. A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets which is not dismissed within 90 days;

               24.4.6. Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code which is not dismissed within 90 days;

               24.4.7. Any involuntary petition if filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed or bonded against to Landlord's reasonable satisfaction or as may be required by law within ninety (90) days; or

               24.4.8. Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released or bonded against to Landlord's reasonable satisfaction or as may be required by law within ninety (90) days of the action.

Notices given under this Section 24.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

        24.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

               24.5.1. The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

               24.5.2. The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

               24.5.3. The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

               24.5.4. Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under the Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to, the cost of restoring the Demised Premises to the condition required under the terms of this Lease, leasing commissions, advertising and any other costs of re-letting; plus

               24.5.5. At the Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Sections 24.5.1 and 24.5.2 above, "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 24.1. As used in Section 24.5.3 above, the "worth at the time of the award" shall be computed by taking the present value of such amount, by using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus six
(6) percentage points.

        24.6. If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damage to which Landlord is entitled.

        24.7. In the event Landlord elects to terminate this Lease and relet the Demised Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant except as provided below. The proceeds of any such reletting shall be applied as follows:

               First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

               Second, to the payment of the costs and expenses of reletting the Demised Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable and reasonable attorneys' fees, charges and disbursements incurred by Landlord in connection with the retaking of the Demised Premises and such reletting;

               Third, to the payment of Rent and other charges due and unpaid hereunder; and

               Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

        24.8. All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

        24.9. Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Demised Premises is surrendered.

        24.10. Except as may otherwise be provided in this Lease, Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure to continue be for more than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.


        24.11. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee or a mortgage covering the Demised Premises and to any landlord of any lease of any building in which Demised Premises is located whose name and address shall have been furnished to Tenant in writing, and

Tenant shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure, provided the Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

25.     Assignment or Subletting

        25.1. Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part thereof, or permit or suffer the Demised Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may sublease up to twenty percent (20%) of the useable square footage of the Demised Premises to third parties collaborating or consulting with Tenant; provided that Tenant notify Landlord in writing of such subleases prior to the commencement of such subleases.

        25.2. If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby twenty-five percent (25%) or more of the issued and outstanding shares of such corporation are, or the voting control is, transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in Section 25.1 above.

        25.3. If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee has a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant immediately prior to the assignment, then Landlord, upon receipt of proof of foregoing shall, consent to such assignment.


        25.4. In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, then at least forty-five (45) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease along with such other information as Landlord may reasonably require, all in such detail as Landlord shall reasonably require. Tenant shall also reimburse Landlord for Landlord's reasonable attorneys fees and other actual out-of-pocket costs paid by Landlord in reviewing Tenant's request for such assignment or sublease.

        25.5. Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), any change in use which such successor proposes to make in use of Demised Premises. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to a successor of poor reputation, lacking financial qualifications, or seeking change in use.

        25.6. As conditions precedent to Landlord considering a request by Tenant to Tenant's transfer of rights or subletting of the Demises Premises, Landlord may require any or all of the following:

               25.6.1. Tenant shall remain fully liable under this Lease during the unexpired Term;

               25.6.2. Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord respecting the relevant business experience and financial responsibility and status of the third party concerned;

               25.6.3. Tenant shall reimburse Landlord for Landlord's actual out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

               25.6.4. If Tenant's transfer of rights or subletting of the Demised Premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of (a) the Rent and Additional Rent under this Lease and
(b) any costs of subleasing such space, including, but not limited to, brokers' commissions and tenant improvement costs paid by Tenant (amortized over the remaining Term of the Lease), Tenant shall pay fifty percent (50%) of said excess to Landlord. If said consideration consists of cash paid to Tenant, said payment to Landlord shall be made upon receipt by Tenant of said cash payment;

               25.6.5. Written agreement from any third party concerned that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

               25.6.6. Any such transfer and consent shall be effected on forms reasonably approved by Landlord as to form and substance;

               25.6.7. Tenant shall not then be in default hereunder in any respect;

               25.6.8. Such third party's proposed use of the Demised Premises shall be the same as Tenant's permitted use in Section 2.1.9;

               25.6.9. Landlord shall not be bound by any provision of any agreement pertaining to Tenant's transfer of rights or subletting of the Demised Premises;

               25.6.10 Any agreement pertaining to Tenant's transfer of this Lease or subletting of any portion of the Demised Premises shall be in a form reasonably acceptable to Landlord in Landlord's reasonable discretion (which shall be deemed to include the determination by Landlord's REIT advisor that any such agreement may interfere with compliance by Landlord of its obligations as a real estate investment trust), and any such agreement shall not be modified or amended without Landlord's prior written consent, which may not be unreasonably withheld or delayed;

               25.6.11 Tenant shall deliver to Landlord one original executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or subletting of the Demised Premises; and

               25.6.12 A list of Hazardous Materials, certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Demised Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Demised Premises, all of the items relating to Hazardous Materials of such proposed sublessee.

        25.7. Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Demised Premises that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease.

        25.8. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

        25.9. Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Demised Premises.

        25.10.  [Intentionally Omitted]

        25.11. If Tenant shall sublet the Demised Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

26.     Attorneys' Fees and Costs

        26.1. Tenant shall be responsible for (i) all of Tenant's legal and related costs and fees in connection with this Lease, and (ii) all of Landlord's reasonable legal and related costs and fees if Landlord is required to consult an attorney regarding the enforcement of this Lease.

        26.2. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys' fees, charges and disbursements and costs of suit.

27.     Bankruptcy

        27.1. In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

               27.1.1. Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

               27.1.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

               27.1.3. A cash deposit in an amount at least equal to the Security Deposit as referenced in 2.1.8 originally required at time of execution of this Lease.

               27.1.4. The assumption or assignment of all of Tenant's interest and obligations under this Lease.

28.     Estoppel Certificate

        Tenant or Landlord shall within fifteen (15) days of written notice from Landlord or Tenant, as the case may be, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit "G" with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of Landlord or Tenant, as the case may be, hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Demised Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Either party's failure to deliver such statement within such time shall, at the option of the other party, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant or Landlord, as the case may be, that the Lease is in full force and effect and without modification except as may be represented by such party in any certificate delivered to the other party for execution.

29.     Intentionally Omitted

30.     Definition of Landlord; Limitation of Landlord's Liability

        30.1. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's fee title or leasehold interest, the landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from, and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

        30.2. If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord's right, title, and interest in the Building.

        30.3. Landlord shall not be personally liable for any deficiency. If Landlord is a partnership, limited liability company or joint venture, the members of such limited liability company or the partners of such partnership shall not be personally liable and no member or partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership, limited liability company or joint venture.
If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, member shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, member, shareholder, director, employee or agent of Landlord.

        30.4. Each of the covenants and agreements of this Article 30 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease.

31.     Project Control by Landlord

        31.1. Subject to Sections 2.1.9 and 10, Landlord reserves full control over the Building to the extent not inconsistent with Tenant's enjoyment of the Demised Premises under the terms of this Lease. This reservation includes but is not limited to right of Landlord to expand the Building into a larger project, subdivide the real property upon which the Building is located, convert the Building to condominium units, the right to grant easements and licenses to others and the right to maintain or establish ownership of the Building separate from fee title to the Land.

        31.2. Landlord further reserves the right to combine the Building with any other project in the area of the Building and owned by Landlord or its affiliates.

        31.3. Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action, provided that Tenant need not execute any document which is of nature wherein liability is created or increased in Tenant or, if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Demised Premises as granted by this Lease.


        31.4. Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon reasonable advance notice of not less than 24 hours (provided that no time restrictions shall apply or advance notice need be given if an emergency necessitates an immediate entry), enter the Demised Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder,
(c) show the Demised Premises to prospective lenders, insurers, investors, purchasers or, during the last 9 months of the Term, tenants, (d) post

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


notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers, and (f) alter, improve or repair any portion of the Building other than the Demised Premises, but for which access to the Demised Premises is necessary. In connection with any such alteration, improvement or repair, Landlord may erect in the Demised Premises or elsewhere in the Building scaffolding and other structures reasonably required for the work to be performed. In no event shall Tenant's Rent abate as a result of any such entry or work; provided, however, that all such work shall be done in such a manner as to cause as little interference to Tenant as reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Demised Premises. If an emergency necessitates immediate access to the Demised Premises, Landlord may use whatever force is necessary to enter the Demised Premises and any such entry to the Demised Premises shall not constitute a forcible or unlawful entry to the Demised Premises, an unlawful detainer of the Demised Premises, or an eviction of Tenant from the Demised Premises, or any portion thereof.

32.     Quiet Enjoyment

        So long as Tenant is not in default beyond any applicable notice and cure periods, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises except as permitted by the provisions of this Lease.

33.     Quitclaim Deed

        Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, in recordable form, a quitclaim deed to the Demised Premises or such other documentation reasonably requested by Landlord evidencing termination of this Lease.

34.     Rules and Regulations

        Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "E" and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. To the extent Landlord enforces any of the Rules and Regulations, Landlord shall use its reasonable efforts to enforce the Rules and Regulations in a non-discriminatory fashion against all tenants of the Building, but shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of said Rules and Regulations.

35.     Subordination and Attornment

        35.1. Subject to Section 35.4, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

        35.2. Subject to Section 35.4, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be reasonably required by Landlord. However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

        35.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

        35.4. Tenant's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from such mortgagee, beneficiary or lessor which Non-Disturbance Agreement provides that Tenant's possession of the Demised Premises, and this Lease, including any options to extend the term hereof, will remain in full force and effect, so long as Tenant is not in Default hereof, after any applicable grace and cure periods.

36.     Surrender

        36.1. No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

        36.2. The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

        36.3. The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Building, operate as an assignment of this Lease.


        36.4. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Demised Premises to Landlord broom clean and free of debris; with all of the "Existing Tenant Fixtures" (defined below) in place, in good working order and repair, but with all of Tenant's other personal property and effects removed therefrom; with all alterations, improvements and fixtures required by Landlord pursuant to this Lease to be removed from the Demised Premises

(including any portion of the Existing Tenant Fixtures Landlord may designate) actually removed and all damage as a result of or caused by such removal repaired (all at the sole cost and expense of Tenant); and with all licenses, permits and similar items which restrict or affect the used of the Demised Premises released and fully terminated.

        36.5. As used in the Lease, "Existing Tenant Fixtures" means all of the personal property and fixtures listed on Exhibit "F" to this Lease.

37.     Waiver and Modification

        No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

38.     Waiver of Jury Trial and Counterclaims

        THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND OR ANY CLAIM OF INJURY OR DAMAGE.

39.     Intentionally Omitted

40.     Hazardous Materials


        40.1. Prohibition/Compliance. Subject to Section 40.2, Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises, the Building or the Land in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials during the term of this Lease or any extension or renewal hereof or holding over hereunder results in the contamination of the Demised Premises, the Building, the Land or any adjacent property, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises or any portion of the Building or Land, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises or the Building, damages arising from any adverse impact on marketing of space in the Demised Premises or the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Demised Premises, the Building, the Land or any adjacent property, caused or permitted by Tenant results in any contamination of the Demised Premises, the Building, the Land or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises, the Building, the Land or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld, conditioned or delayed, so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises, the Building or the Land; provided, however, that Tenant shall have no obligation to take any action with respect to any adjacent property until such time as a claim is made by a party in interest of any such adjacent property.


        40.2. Business. Landlord acknowledges that it is not the intent of this Article 40 to prohibit Tenant from operating its business as described in
Section 2.1.9 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Materials to be present on the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Demised Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials is brought onto the Demised Premises.
Tenant shall deliver to Landlord true and correct copies of the following documents (the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under Building or the Land (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Building or the Land for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. At the written request of Landlord, Tenant agrees that it shall enter into a written agreement with other tenants at the Building concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code, and adopted by the City of Gaithersburg ("UBC")) within the Building for the storage of Hazardous Materials. In the event that Tenant's use of Hazardous Materials is such that it utilizes fire control areas in the Building in excess of Tenant's Pro Rata Share of the Building as set forth in
Section 2.1.6 above, Tenant agrees that it shall, at its own expense, and upon the written request of Landlord, establish and maintain a separate area of the Demised Premises classified by the UBC as an "H" occupancy area, for the use and storage of Hazardous Materials, or take such other action so that its share of the fire control areas of the Building is not greater than Tenant's Pro Rata Share of the Building.

        40.3. Termination of Lease/Withholding Approval of Assignment or Sublease. Notwithstanding the provisions of Section 40.1 above, if Tenant or any existing sublessee of Tenant, with respect to the Demised Premises or the Building, or any proposed assignee or sublessee, with respect to the Demised Premises, is subject to an uncured enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials, Landlord shall have the right, with respect to any such matter involving Tenant or an existing sublessee of Tenant, to terminate this Lease in Landlord's sole and absolute discretion, and, with respect to any such matter involving a proposed assignee or sublessee, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting. Notwithstanding the foregoing, after the first occurrence of any event with respect to Tenant or any existing sublessee of Tenant described above (a "Termination Event"), Landlord shall deliver written notice to Tenant, and such sublessee, if applicable, of the occurrence of such event and Tenant shall have thirty (30) days after receipt of such notice to cure, or cause to be cured, the condition causing such Termination Event. After the expiration of such thirty (30) day period, or upon the occurrence of any subsequent Termination Event, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion.

        40.4. Testing. At any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Demised Premises, the Building or the Land to demonstrate that contamination has occurred as a result of Tenant's use of the Demised Premises. In the event such test determines that any contamination exists in, on or around the Demised Premises, the Building or the Land as a result of Tenant's actions, Tenant shall pay for the cost of the tests of the Demised Premises.

        40.5. Testing of Expansion Space. Prior to delivery of possession of the Expansion Space to Tenant, Landlord shall retain a qualified contractor to perform an inspection of the Expansion Space to determine whether any Hazardous Materials exist within the Expansion Space. The cost of such contractor to perform the inspection shall be shared equally by Landlord and Tenant. Landlord shall deliver possession of the Expansion Space to Tenant free of any Hazardous Materials identified by such contractor.

        40.6. Underground Tanks. If underground or other storage tanks storing Hazardous Materials are located on the Demised Premises or are hereafter placed on the Demised Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the applicable federal, state, and local rules, regulations, laws, statues, ordinances relating to Hazardous Materials in Maryland, as they now exist or may hereafter be adopted or amended.

        40.7. Tenant's Obligations. Tenant's obligations under this Article 40 with respect to contamination caused by Tenant during the Term shall survive the expiration or earlier termination of the Lease. During any period of time employed by Tenant or Landlord after the termination of this Lease to complete the removal from the Demised Premises of any such Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Demised Premises, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

        40.8. Definition of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Maryland or the United States government and includes, without limitation, any material or substance which is (i) defined as a "hazardous waste, " "extremely hazardous waste" or "restricted hazardous waste" under any applicable law, (ii) defined as a "hazardous substance" under any applicable law, (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Maryland Environmental Code Ann., Title 7, Subtitle 2 (1993), as amended with regulations promulgated thereunder and defined as "oil" under Maryland Environment Code Ann., Section 4-401(g) (1993), (v) petroleum, (vi) asbestos,
(vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C.
Section 6903), or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601). For purposes of this Lease, the term "Hazardous Materials" shall not be deemed to include substances and materials commonly used by tenants of commercial office space in compliance with all applicable laws. Nonetheless, Tenant shall only store reasonable quantities of such substances and materials and shall store, use and dispose of the same in compliance with all applicable laws and insurance and labeling requirements.

41.     Right to Extend Term

        Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:


        41.1. Tenant shall have one (1) right (an "Extension Right") to extend the term of this Lease for five (5) years (an "Extension Term") on the same terms and conditions as the Lease. During the Extension Term, Basic Annual Rent shall be payable at the Renewal Rate (as defined below), but in no event less than the Basic Annual Rent payable on the date immediately preceding the commencement such Extension Term, as adjusted pursuant to Section 6 hereof. Basic Annual Rent shall be adjusted on the commencement of each Extension Term and on each one (1) year anniversary of the commencement such Extension Term in accordance with Section 6 above.

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

As used herein, "Renewal Rate" shall mean the then existing Basic Annual Rent plus the then existing Improvement Rent, if applicable, adjusted upward in an amount equal to three percent (3.0%) of the then existing Basic Annual Rent plus the then existing Improvement Rent, if applicable.

        41.2. Extension Rights are personal to Antex Biologics Inc. and are not assignable separate and apart from this Lease.

        41.3. Extension Rights are conditional upon Tenant giving Landlord written notice of its election to exercise its Extension Right at least nine
(9) months prior to the expiration of the initial term of the Lease.

        41.4. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

               41.4.1. during any period of time that Tenant is in default under any provision of this Lease which is monetary in nature; or

               41.4.2. if Tenant has been in default under any provision of this Lease three (3) or more times, whether or not the defaults are cured, during the twelve (12) month period immediately prior to the date that Tenant intends to exercise an Extension Rights.

        41.5. The Extension Rights shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (1) Tenant fails to timely cure any default by Tenant under this Lease; or (2) Tenant has defaulted three (3) or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such defaults are cured.

42.     Tenant's Right for Early Termination

        Tenant shall have a one-time right to terminate this Lease upon the following terms and conditions:

        42.1. Tenant must notify Landlord, in writing, no later than the date which is thirty-six (36) months after the Effective Date, of Tenant's election (the "Termination Election") to terminate this Lease.

        42.2. If Tenant makes the Termination Election, all of the following shall apply:

               (A)  This Lease shall terminate on the date which is forty-eight
(48) months after the Term Commencement Date;

               (B) Subject to exclusion under Section 42.3, Tenant shall pay to Landlord an amount equal to the sum of (a) the "Unamortized Allowance" (defined below) plus (b) the "Unamortized Brokers' Fee" (defined below);

               (C) Landlord shall pay to Tenant the sum of One Hundred Seventy Thousand and Fifty Dollars ($170,050) as compensation for the Existing Tenant Fixtures. If Landlord elects to have Tenant remove any of the Existing Tenant Fixtures pursuant to Section 36.4, the Fixture Payment shall be reduced by the amount indicated on Exhibit "F" as the "Value" of such item being removed.

        42.3. If Tenant makes the Termination Election and relocates to a building of not less than 35,000 rentable square feet owned by Landlord or an affiliate of Landlord, Tenant shall not be obligated to pay the Unamortized Allowance nor the Unamortized Brokers' Fee.

        42.4. As used in this Lease, "Unamortized Allowance" means, as of a date of measurement, (a) the Additional Allowance that is actually paid by Landlord multiplied by (b) a fraction, the numerator of which is (i) the difference of 120 and the number of months from the Term Commencement Date to the Improvement Rent Commencement Date minus (ii) the number of full calendar months that have elapsed since the Improvement Rent Commencement Date, and the denominator of which is 120. As used in this Lease, "Unamortized Brokers' Fee" means the sum of One Hundred Thirty-nine Thousand Four Hundred Fifty-four and 59/100 Dollars ($139,454.59) multiplied by a fraction, the numerator of which is (i) 120 minus (ii) the number of full calendar months that have elapsed since the Term Commencement Date, and the denominator of which is 120.

43.     Miscellaneous

        43.1. Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        43.2. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

        43.3. Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

        43.4. Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

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


        43.5. Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

        43.6. Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions, General Provisions, Work Letter, and Exhibits all constitute a single document and are incorporated herein.

        43.7. Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

        43.8. Recording. Landlord may, but shall not be obligated to, record a short form memorandum hereof without the consent of Tenant. Neither party shall record this Lease.

        43.9. Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

        43.10. Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing in this Section 43.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

        43.11. Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or reputable overnight courier, and if given by other means shall be deemed given when received, addressed to Tenant at the Demised Premises, or to Tenant or Landlord at the addresses shown in Sections 2.1.10 and 2.1.11 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

        43.12. Jurisdiction. This Lease has been negotiated and entered into in the State of Maryland and shall be governed by, construed and enforced in accordance with the laws of the State of Maryland, applied to contracts made in Maryland to be wholly performed in Maryland.


        43.13. Authority. That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, joint venturers or other organizations and/or entities on whose behalf said individual or individuals have signed.

        43.14. Letters of Credit. In lieu of depositing cash for (i) the Tenant Excess Cost Deposit for purposes of Section 4.4, or (ii) the Security Deposit for purposes of Section 9.1, Tenant shall have the right, but not the obligation, to deliver to Landlord an unconditional, irrevocable standby letter of credit in the amount of the Tenant Excess Cost Deposit for purposes of this
Section 4.4 and in the amount of the Security Deposit for purposes of Section
9.1 (either letter of credit shall be referred to as "Letter of Credit"), which Letter of Credit shall (u) be in a form reasonably acceptable to Landlord, (v)
be issued by   LC Bank               , and confirmed by     Confirming Bank ,
or such other financial institution selected by Tenant and reasonably acceptable to Landlord, (w) be for the benefit of Landlord, but shall be assignable by Landlord to any subsequent purchaser or encumbrancer of the Building, (x) be automatically renewable from year to year until the Tenant Improvements are substantially complete, in case of the Letter of Credit issued pursuant to Section 4.4, and from year to year throughout the term of the Lease in the case of the Letter of Credit issued in pursuant to Section 9.1, (y) be payable by draft sight in Pasadena, California, upon presentation of a certification signed by an officer of Landlord which states that a default under the Lease has occurred and has not been cured within any applicable cure period, and (z) be payable in the event such Letter of Credit is not renewed on or before the date which is thirty (30) days prior to its expiration.

        43.15. No Third-Party Rights. Except as may specifically set forth in this Lease, nothing in this Lease shall confer any right upon any other person or other entity other than the parties hereto and their successors and permitted assigns.

                                  [INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                Landlord:

                                ARE-QRS, CORP.,
                                a Maryland corporation


                                By: /s/Lynn Anne Shapiro
                                    ------- ---- -------
                                Name: Lynn Anne Shapiro
                                      ---- ---- -------
                                Its: General Counsel
                                     ------- -------

                                Tenant:

                                ANTEX BIOLOGICS INC.,
                                a Delaware corporation

                                By: /s/ Gregory C. Zakarian
                                    ----------- -- ---------
                                Name: Gregory C. Zakarian
                                      ------- -- --------
                                Its: Vice President & Chief Financial Officer
                                     ---- --------- -- ---- --------- -------

                                              EXHIBITS

EXHIBIT "A"                          DEMISED PREMISES

EXHIBIT "B"                          LAND

EXHIBIT "C"                          WORK LETTER

EXHIBIT "D-1"                        COMMENCEMENT DATE

EXHIBIT "D-2"                        IMPROVEMENT RENT COMMENCEMENT DATE

EXHIBIT "E"                          RULES AND REGULATIONS

EXHIBIT "F"                          EXISTING TENANT FIXTURES

EXHIBIT "G"                          ESTOPPEL CERTIFICATE

                                  EXHIBIT "A"
                                DEMISED PREMISES

                                 (see attached)

                                  EXHIBIT "B"
                                      LAND

                         Legal Description of the Land


        All that lot or parcel located in the 9th Election District of Montgomery County, Maryland and described as follows:

Parcel I:

Lot 3, Block A, in the Subdivision known as "Gaithersburg North Research & Development Center" as per Plat recorded in Plat Book 148 at Plat 16933, among the Land Records of Montgomery County, Maryland. Together with the nonexclusive right of way and easement for storm water discharge facility as set forth and described in Liber 10423, Folio 668, subject to the conditions and limitations contained therein.

Parcel I.D. No.: 9-201-2774107

Parcel II:

Lot 1, Block B, in the Subdivision known as "Gaithersburg North Research & Development Center" as per Plat recorded in Plat Book 138 at Plat 15921, among the Land Records of Montgomery County, Maryland.

Parcel I.D. No.: 9-201-2636295

                                  EXHIBIT "C"

                                  WORK LETTER

        THIS WORK LETTER (this "Work Letter") is made and entered into as of December 1, 1998, by and between ARE-QRS CORP., a Maryland corporation ("Landlord"), and ANTEX BIOLOGICS INC., a Delaware corporation ("Tenant"), and is attached to and made a part of that certain Lease, dated as of December 1, 1998 (the "Lease"), by and between Landlord and Tenant, for the premises ("Demised Premises") located at 300 Professional Drive, Gaithersburg, Maryland (the "Building"). All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

 1.     General Requirements.

        1.1 Tenant's Authorized Representative. Tenant designates William Gaudreau of Gaudreau, Inc. ("Tenant's Authorized Representative") as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant's Authorized Representative. Neither Tenant nor Tenant's Authorized Representative shall be authorized to direct Landlord's contractors in the performance of Landlord's Work (as hereinafter defined) other than as specifically provided herein.

        1.2 Development Schedule. The schedule for design and development of Landlord's Work and Tenant's Work (as hereinafter defined), including without limitation the time periods for preparation and review of construction documents, approvals and performance, whether by Landlord or by Tenant, shall be in accordance with this Work Letter.

2.      Landlord's Work.

        2.1 Completion Date. If required by the applicable City or County building authorities, Landlord agrees to complete the construction, purchase and/or installation of the items listed on Schedule A to this Work Letter ("Landlord's Work" ). Other than Landlord's Work, Landlord shall not have any obligation whatsoever with respect to the finishing of the Demised Premises or any other portion of the Building for Tenant's use and occupancy.

        2.2 Commencement. Tenant shall cooperate and assist Landlord (at no cost or expense to Tenant) in obtaining the Landlord Building Permit, which Landlord Building Permit shall be obtained at Landlord's expense. In the event that governmental or quasi-governmental authorities having jurisdiction over the construction of Landlord's Work or any permit, license or approval required in connection therewith shall impose terms or conditions to the Landlord Building Permit that are inconsistent with Landlord's obligations hereunder or which materially increase the cost of constructing Landlord's Work or Tenant's Work, or which will materially delay the construction of Landlord's Work or Tenant's Work, Landlord and Tenant shall make all


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

reasonable and good faith efforts to agree upon an approach, strategy or course of action to mitigate or remove any such terms and conditions.

        2.3 Landlord's Architects and Consultants. The architect, engineering consultants, design team, general contractor and all subcontractors responsible for the construction of Landlord's Work shall be selected by Landlord in Landlord's reasonable discretion.

        2.4 Performance of Landlord's Work. On or before Substantial Completion (as hereinafter defined) of the Phase I Work (as hereinafter defined), but subject to Tenant-Caused Delays and Force-Majeure Delays (each as hereinafter defined), Landlord shall complete (subject to non-material punch-list items) Landlord's Work in a good and workmanlike manner and in accordance with applicable law, and subject to the terms of this Work Letter. As used herein, (i) the term "Tenant-Caused Delays" shall mean any delays caused by Tenant or any agent of Tenant, (ii) the term "Force-Majeure Delays" shall mean any delays resulting from influences, events or circumstances outside the control of Landlord, and (iii) the term "Substantially Complete(d)" and "Substantial Completion" shall mean the latest of (a) the date of issuance of a temporary certificate of occupancy for the Demised Premises subject only to such minor work as would not unreasonably interfere with Tenant's occupancy and use of the Demised Premises for the purposes for which it is to be used, and (b) the date Tenant receives a Certificate of Substantial Completion in the form of the American Institute of Architects document G704 executed by Landlord's Architect.

        2.5 Cost of Landlord's Work. Landlord shall bear all costs, expenses and fees incurred by or on behalf of Landlord in connection with the completion and construction of Landlord's Work, subject to the terms hereof and the terms of the Lease.

3. Tenant's Work. All work to be performed, with the exception of Landlord's Work, shall be performed by Tenant ("Tenant's Work") at Tenant's sole cost and expense (except for the Tenant Improvement Allowance). Tenant shall complete the first phase of Tenant's Work (the "Phase I Work") in accordance with design drawings, plans and specifications approved by Landlord in accordance with this Work Letter (the "Phase I Work Plans") and if Tenant elects to proceed with the second phase of Tenant's Work (the "Phase II Work"), Tenant shall complete the Phase II Work in accordance with design drawings, plans and specifications approved by Landlord in accordance with this Work Letter (the "Phase II Work Plans;" the Phase I Work Plans together with the Phase II Work Plans shall be collectively referred to as the "Tenant Work Plans"). The scope of the Phase I Work is generally described on Schedule B to this Work Letter and the scope of the Phase II Work is generally described on Schedule C to this Work Letter. The Tenant Work Plans shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed.

        3.1    Selection of Tenant's Architect and Engineer.  The Tenant
Work Plans shall be prepared by architects and engineers selected by Tenant and approved by Landlord, Landlord's approval not to be unreasonably withheld, conditioned or delayed. Landlord hereby approves

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


Gaudreau, Inc. as Tenant's architect ("Tenant's Architect") and Kibart, Inc. as Tenant's engineer ("Tenant's Engineer") for the Phase I Work Plans.

        3.2    Delivery of Tenant Work Plans.

               3.2.1. Prior to the commencement of the Phase I Work, Tenant shall deliver to Landlord for Landlord's approval (which approval shall not be unreasonably withheld, conditioned or delayed) the Phase I Work Plans prepared in conformity with the applicable provisions of this Work Letter. The Phase I Work Plans shall contain sufficient information to convey Tenant's proposed design to Landlord, including a layout and designation of all offices, laboratories, rooms and other partitioning, their intended use, and equipment to be contained therein. The Phase I Work Plans shall be sufficiently detailed to show the impact of the Phase I Work upon the base Building.

               3.2.2. In the event that Tenant elects to proceed with the Phase II Work, prior to the commencement of the Phase II Work, Tenant shall deliver to Landlord for Landlord's approval (which approval shall not be unreasonably withheld, conditioned or delayed) the Phase II Work Plans prepared in conformity with the applicable provisions of this Work Letter and the scope of work described in Schedule C hereto. The Phase II Work Plans shall contain sufficient information to convey Tenant's proposed design to Landlord, including a layout and designation of all offices, laboratories, rooms and other partitioning, their intended use, and equipment to be contained therein. The Phase II Work Plans shall be sufficiently detailed to show the impact of the Phase II Work upon the base Building.

        3.3 Landlord's Approval. Landlord shall notify Tenant of any objections to the Phase I Work Plans or the Phase II Work Plans, as the case may be, within ten (10) business days after receipt thereof. If Landlord makes objections to the Phase I Work Plans or the Phase II Work Plans, as the case may be, Tenant shall cause such objections to be remedied within ten (10) days of Tenant's receipt of Landlord's objections. Any subsequent changes, modifications or alterations to either of the Tenant Work Plans, following Landlord's and Tenant's approval of same shall be processed in the manner provided in Section 5 of this Work Letter.

        3.4    Budget For Tenant's Work.

               4.3.1 .Prior to the commencement of the construction of the Phase I Work, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, in connection with the design and construction of the Phase I Work and the Phase II Work (the "Budget"), which costs form the basis for the amount of the construction contract for the Tenant's Work. That portion of the Budget attributable to the Phase I Work shall show a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, in connection with the design and construction of the Phase I Work ("Phase I Allocation"), which costs form the basis for the amount of the construction contract attributable to the Phase I Work. The Phase I Allocation shall be based upon the Phase I Work Plans approved by Landlord. Landlord shall give Tenant notice of its approval or disapproval of the

Phase I Allocation, including any individual line item contained therein, within ten (10) business days after Landlord's receipt thereof.


               3.4.2 .That portion of the Budget attributable to the Phase II Work shall show a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, in connection with the design and construction of the Phase II Work ("Phase II Allocation"), which costs form the basis for the amount of the construction contract attributable to the Phase II
Work.   The Phase II Allocation shall be based upon the Phase II Work Plans approved by Landlord. Landlord shall give Tenant notice of its approval or disapproval of the Phase II Allocation, including any individual line item contained therein, within ten (10) business days after Landlord's receipt thereof.

        Tenant shall supply Landlord with satisfactory evidence of its ability to pay the difference between $2,100,000 and the Tenant Improvement Allowance ("Over-Allowance Amount") prior to commencing construction of the Phase I Work by providing (i) cash (to be deposited with Landlord and disbursed in accordance herewith), (ii) a Letter of Credit, or (iii) evidence satisfactory to Landlord that Tenant has paid for certain of the costs of the Phase I Work before the date hereof and is not seeking reimbursement for such costs from the Landlord out of the Tenant Improvement Allowance; provided, however, that for every increase in the Phase I Allocation over $2,003,795 (based upon the Budget prepared by Gaudreau, Inc. dated October 2, 1998), the Over-Allowance Amount shall increase dollar for dollar with every such increase; provided further, however, that there shall be no decrease in the Over-Allowance Amount in the event the Phase I Allocation decreases. That portion of the Over-Allowance Amount held in cash shall be disbursed proportionately with the Tenant Improvement Allowance by Landlord prior to the disbursement of any of the then remaining Tenant Improvement Allowance, pursuant to the procedure set forth in
Section 6 hereof.

        3.5 Commencement of Phase I Work. Tenant agrees to commence construction of the Phase I Work promptly following approval of the Phase I Work Plans by the applicable City or County building department (the "Tenant Building Permit"). Landlord shall reasonably cooperate with and assist Tenant in obtaining the Tenant Building Permit, which Tenant Building Permit shall be obtained at Tenant's expense.

        3.6 Completion of the Phase I Work. The Phase I Work Plans and the Phase I Allocation shall be approved by Landlord prior to the commencement of the Phase I Work. Tenant will perform and complete the Phase I Work in a good and workmanlike manner in compliance with this Lease, the Budget, the Phase I Work Plans, such rules and regulations as Landlord may reasonably make and in accordance with all applicable laws, orders, regulations and requirements of all governmental authorities, Landlord's insurance carriers and the board of fire underwriters having jurisdiction. The Phase I Work shall be subject to Landlord's or Landlord's representative's reasonable approval. Tenant shall be solely responsible for ensuring that the Phase I Work Plans reflect Tenant's requirements for the Phase I Work.

        3.7 Commencement and Completion of the Phase II Work. In the event that Tenant elects to proceed with the Phase II Work, prior to commencing the Phase II Work, Tenant agrees to provide Landlord with performance and completion bonds covering both the obligations of Tenant and the contractor under the construction contract for the Phase II Work in amounts necessary to cover 100% of the costs of the Phase II Work or such other evidence satisfactory to Landlord of Tenant's ability to complete the Phase II Work in accordance with the Phase II Plans. If Tenant does not commence construction of the Phase II Work on or before the date that is twenty-four (24) months after the Block B Rent Commencement Date (the "Phase II Outside Date"), the construction of the Phase II Work shall not be governed by this Work Letter but shall be governed by the terms of Article 17 of the Lease.

        In the event that Tenant elects to proceed with the Phase II Work, the Phase II Work Plans and the Phase II Allocation shall be approved by Landlord prior to the commencement of the Phase II Work. Tenant will perform and complete the Phase II Work in a good and workmanlike manner in compliance with this Lease, the Budget, the Phase II Work Plans, such rules and regulations as Landlord may reasonably make and in accordance with all applicable laws, orders, regulations and requirements of all governmental authorities, Landlord's insurance carriers and the board of fire underwriters having jurisdiction. The Phase II Work shall be subject to Landlord's or Landlord's representative's reasonable approval. Tenant shall be solely responsible for ensuring that the Phase II Work Plans reflect Tenant's requirements for the Phase II Work.

        3.8 Approval and Completion. In the event of any dispute regarding the design or construction of Tenant's Work, which dispute is not settled within five (5) days after notice of such dispute is delivered by one party to the other, Landlord shall have the right to make the final decision regarding the design or construction in question provided that Landlord acts reasonably and such final decision is consistent with either Landlord's or Tenant's position in such dispute (or a compromise position based therein in whole or part).

4.      Tenant Access.

        4.1 Interference With Landlord. In no event shall Tenant or its employees, consultants, agents, architects, engineers, contractors, and suppliers interfere with the performance of Landlord's Work, nor with any inspections or issuance of final approvals by the applicable City or County.

        4.2 Obligations of Tenant Before Lease Term Begins. Tenant shall observe and perform all of its obligations under this Lease (excepting its obligations to pay Basic Annual Rent, Additional Rent and Improvement Rent) from the date upon which the Demised Premises (or part thereof) are made available to Tenant for Tenant's Work until the applicable Rent Commencement Date in the same manner as though the Term began when the Demised Premises (or part thereof) were so made available to Tenant.

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


5..     Changes.  Any changes requested by Landlord or Tenant to Tenant's Work after the date of mutual approval of the applicable Tenant Work Plans, shall be requested and instituted in accordance with the provisions of this Section 5 and shall be subject to the written approval of the party not requesting the change.

        5.1    Tenant Change Requests.

               5.1.1 In the event that, after the Tenant Work Plans have been approved by Landlord and Tenant, Tenant shall (i) request changes to Tenant's Work, whether or not already installed, and/or (ii) request changes to Tenant's Work which result in changes to Landlord's Work ("Tenant Changes"), Tenant shall request such Tenant Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a "Tenant Change Request"), which Tenant Change Request shall detail the nature and extent of any such Tenant Change, and, if the nature of such Tenant Change requires revisions to the Tenant Work Plans, or to Landlord's Work, then Tenant shall be solely responsible for the cost of such revisions. Landlord may disapprove of any Tenant Change Request, in its sole and absolute discretion, if such Tenant Change will result in a material change to Landlord's Work.

               5.1.2 If the Tenant Change impacts on Landlord's Work, then if Tenant approves in writing the cost or savings and the extension in the time for Substantial Completion of Landlord's Work, if any, Landlord shall cause the approved Tenant Change to be instituted. If Tenant does not approve in writing the cost or savings and the extension in the time for Substantial Completion of Landlord's Work, then the Tenant Change Request shall be deemed rejected and Tenant shall not be permitted to construct Tenant's Work in accordance with the Tenant Change Request. All additional costs and expenses payable by Landlord to complete Landlord's Work due to the Tenant Change Request shall be payable by Tenant pursuant to a corresponding reduction in the Base Improvement Allowance.

               5.1.3 If the Tenant Change impacts only on Tenant's Work, and not on Landlord's Work, then Landlord shall approve or reject the Tenant Change Request according to the guidelines established pursuant to Section 3 hereof. If Landlord does not approve in writing the Tenant Change Request, the Tenant Change Request shall be deemed rejected and Tenant shall not be permitted to construct Tenant's Work in accordance with the Tenant Change Request. Tenant shall be responsible for the payment of all reasonable costs and expenses related to the Tenant Change Request.

6.      Allowance.

        6.1 Tenant Improvement Allowance. Landlord shall contribute the Basic Allowance, and upon request by Tenant, the Additional Allowance, toward the costs and expenses incurred in connection with the performance of the Phase I Work; provided, however, that the Basic Allowance and the Additional Allowance are not to be applied towards the costs and expenses associated with designing or constructing any part of the Phase II Work.

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

        6.1 Fees for Landlord. Landlord shall be paid by Tenant the sum of $18,000.00 for monitoring and inspecting the Phase I Work, which sum shall be deducted from the Basic Allowance. No additional fee shall be charged by Landlord for monitoring and inspecting the design and construction of the Phase II Work, so long as the construction of the Phase II Work commences on or before the date that is sixty (60) days from the date both the Block A Space and the Block B Space are Substantially Complete ("Target Phase II Commencement Date"); provided, however, that in the event Tenant commences construction of the Phase II Work on or after the Target Phase II Commencement Date but before the Phase II Outside Date, Tenant shall pay Landlord for monitoring and inspecting the construction and design of the Phase II Work, a sum equal to one percent (1.00%) of all amounts expended by Tenant to complete the Phase II Work. All costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, the Phase I Work shall be first deducted by Landlord from the Basic Allowance.

        6.3 Costs Includable in Tenant Improvement Allowance. The Tenant Improvement Allowance may be used by Tenant for the payment of construction and other costs incurred in connection with the Phase I Work including, without limitation, laboratory improvements, finishes, Building fixtures, building permits and fees, architectural, engineering, design and consulting fees, and the Additional Allowance Charge. All costs resulting from Tenant-Caused Delays shall be deducted from the Tenant Improvement Allowance. Tenant shall have the right to retain its own specialty contractors (subject to approval by Landlord, such approval not to be unreasonably withheld, conditioned or delayed) to perform any portion of Tenant's Work necessary to construct and outfit the Demised Premises. Such specialty work may include, without limitation, unless approved by Landlord in its sole discretion, data cabling, telephone and data equipment, security, audio/visual equipment, white noise and furniture systems, lab equipment and trade fixtures. The Tenant Improvement Allowance shall in no event be used to purchase any furniture, personal property or other non-building system equipment of Tenant.

        6.4 Disbursement of the Tenant Improvement Allowance. Upon submission by Tenant to Landlord of a statement ("Advance Request") setting forth the amount requested and a reasonably detailed summary of the work performed (which shall be satisfied by a copy of an AIA standard form Application for Payment (G 702) executed by Tenant's Contractor and by Tenant's Architect and showing a breakdown based upon the percentage of such work performed and associated costs applicable to each of the Phase I Work and the Phase II Work) accompanied by lien releases from Tenant's Contractor and the subcontractors in respect of the prior advance, Landlord, within ten (10) business days following receipt by Landlord of the Advance Request and the accompanying materials, shall advance to Tenant such amount as Landlord shall reasonably determine to be due in accordance with the Advance Request and the accompanying statements; provided, however, that with respect to the Block B Lab (as defined herein), Landlord shall retain $40,000 of the Tenant Improvement Allowance (the "Block B Lab Holdback") until Substantial Completion of the Block B Lab in accordance with the Phase I Work Plans and, if Tenant elects to proceed with the Phase II Work, the Phase II Work Plans. Once the Block B Lab is Substantially Complete, Landlord


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


shall advance the Block B Lab Holdback in accordance with an Advance Request submitted by Tenant to Landlord for the Block B Holdback in accordance with this section. Tenant may submit Advance Requests not more than two (2) times
per thirty (30) day period.   The "Block B Lab" shall be that laboratory space
located in the Block B Space and designated on the Phase I Plans as either the "Block B Lab" or the "B3 Lab" and consisting of approximately 2000 rentable square feet of space.

        6.5 Failure to Use Entire Tenant Improvement Allowance. If the entire Basic Allowance or the entire Additional Allowance is not applied toward or reserved for the costs of the Phase I Work, Tenant shall not receive a credit of such unused portion of the Basic Allowance nor for the Additional Allowance. Provided Tenant follows the procedures for the approval of Phase I Work set forth in this Work Letter, Tenant may continue the Phase I Work and receive reimbursement from the Tenant Improvement Allowance up to and including twelve (12) months from the Block B Rent Commencement Date.

        6.6 Prior Approval of Budget. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter, Landlord shall not have any obligation to advance to Tenant any portion of the Tenant Improvement Allowance until Landlord shall have approved the Phase I Allocation. Prior to approval of the Phase I Allocation, Tenant shall pay all of the costs and expenses incurred in connection with Tenant's Work. After the Phase I Allocation is approved, Landlord shall reimburse Tenant for sums advanced by Tenant prior to approval by Landlord of the Phase I Allocation in accordance with Section 6.4 hereof.

7.      Completion of Tenant's Construction Obligations.


        7.1 Definition of Completed. Tenant, at Tenant's sole cost and expense and without cost to Landlord (except for the Tenant Improvement Allowance), shall complete the Phase I Work described in this Work Letter in
all respects in accordance with the provisions of the Lease.   The Phase I Work
or the Phase II Work, as the case may be, shall be "Complete(d)" at such time as Tenant shall (1) furnish evidence satisfactory to Landlord that all of the Phase I Work or the Phase II Work, as the case may be, has been completed and paid for in full (which may be evidenced by Tenant's Architect's Certificate of Substantial Completion and Tenant's Contractor's and subcontractor's final waivers and releases of liens) and such work has been accepted by Landlord; that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived and that no security interests relating thereto are outstanding; (2) furnish to Landlord all certifications and approvals with respect to the Phase I Work or the Phase II Work, as the case may be, that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Demised Premises; (3) furnish to Landlord the insurance required by the Lease; (4) furnish an affidavit from Tenant's Architect certifying that all work performed in the Demised Premises is in substantial accordance with the applicable Work Plans approved by Landlord as provided herein; and (5) furnish a Certificate of Substantial Completion in the form of the American Institute of Architects document G704 executed by Landlord's architect.


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


The Block A Rent Commencement Date or the Block B Rent Commencement Date, as the case may be, shall be extended one day for each day that the completion of the Phase I Work is delayed due to a Landlord Caused Delay (as hereinafter defined). As used herein the term "Landlord-Caused Delay(s)" shall mean any delay caused by Landlord or any agent of Landlord, including without limitation, any delay in the giving of any approvals or consents required of Landlord.

        7.2    Landlord's Inspection.   Landlord shall have the opportunity to
inspect the Demised Premises upon notification that any portion of Tenant's Work is Complete to, among other things, confirm that such Tenant's Work is in conformance with the Tenant Work Plans. Tenant's taking possession of the Demised Premises and Landlord's acknowledgment of Tenant having Completed Tenant's Work shall not constitute a waiver of any warranty of any construction defect in regard to workmanship (including installation of equipment) or material (exclusive of equipment provided by manufacturers) of the Demised Premises completed by or on behalf of Tenant. Landlord shall have one (1) year after the Phase I Work or one (1) year after the Phase II Work is Completed, as the case may be, within which to notify Tenant of any such construction defect in the Demised Premises discovered by Landlord, and Tenant shall use reasonable efforts to cause Tenant's Contractor to remedy any such construction defect within ninety (90) days thereafter. Notwithstanding the foregoing, Tenant shall not be in default under the Lease if, by the nature of such defect, more than ninety (90) days are required to correct and remedy such construction defect and Tenant commences its remedial action within such ninety (90) day period and thereafter diligently and continuously prosecutes such curative and remedial action to completion.

        7.3 Liability. Any approval or consent by Landlord of Tenant's Work shall in no way obligate Landlord in any manner whatsoever in respect of the finished product designed and/or constructed by Tenant. Any deficiency in design or construction of Tenant's Work, although the same has prior approval of Landlord, shall be solely the responsibility of Tenant. All materials and equipment furnished by Tenant as Tenant's Work shall be new or "like-new" and all work shall be performed in a first-class workmanlike manner.

8. Insurance. Tenant's contractors and subcontractors shall be required to provide, in addition to the insurance required of Tenant pursuant to this Lease, the following types of insurance:


        8.1 Builders Risk Insurance. At all times during the period between the commencement of construction of the Phase I Work and the date of the opening for business in the Demised Premises and during the period between the commencement of construction of the Phase II Work and the date the Phase II Work is Substantially Complete, Tenant shall maintain, or cause to be maintained, casualty insurance in Builder's Risk Form, covering Landlord, Landlord's agents, Tenant and Tenant's contractors, as their interests may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement", upon all Tenant's Work and builder's machinery, tools and equipment, all while forming a part of, or contained in, such improvements or temporary structures while on the Demised Premises, or when adjacent thereto, all on a completed value basis for the full insurable value at all times. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents and employees.

        8.2 Workers' Compensation. At all times during the period of construction of any portion of the Tenant's Work, Tenant will require contractors and subcontractors to maintain statutory Workers' Compensation as required by law.

9. Liability. It is agreed that Tenant assumes the responsibility and liability for any and all injuries or death of any persons, including Tenant's contractors and subcontractors, and their respective employees and for any and all damages to property caused by, or resulting from or arising out of any act or omission on the part of Tenant, Tenant's contractors or subcontractors or their respective employees, in the prosecution of Tenant's Work and with respect to such work agrees to indemnify and save free and harmless Landlord, from and against all losses and/or expenses, including reasonable legal fees and expenses, which Landlord may suffer or pay as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries or death and/or damage, whether real or alleged and Tenant and Tenant's contractors and/or subcontractors or their respective insurance companies shall assume and defend at their own expense all such claims or lawsuits; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against the negligent or wrongful acts or omissions of Landlord, its agents, employees and contractors nor to affect or modify the terms of Article 20 of the Lease.

10.     Miscellaneous.

        10.1 Tenant Default. If an Event of Default as described in Article 24 of the Lease or pursuant to this Work Letter has occurred at any time on or before the Demised Premises are Complete, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord may cause Tenant's Contractor to cease the construction of Tenant's Work and (ii) all other obligations of Landlord under the terms of this Work Letter (including the obligations under Section 6.4 hereof) shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Demised Premises).

        10.2 Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary. Landlord shall respond to all requests for consents, approvals, directions or the like made by Tenant pursuant to this Work Letter within ten (10) business days following Landlord's receipt of such request. Requests need be sent only to Vincent R. Ciruzzi at Landlord's San Diego office. Landlord's failure to respond within such ten (10) business day period shall be deemed approval by Landlord.

        10.3 Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

        10.4 Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

        10.5 Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the laws of the State of Maryland.

        10.6 Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

        10.7 Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

        10.8 Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord's Work and Tenant's Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved Tenant Work Plans and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

        10.9 Restrictions. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge and agree that Landlord's Work and Tenant's Work (i) may be subject to approval by various governmental review committees and (ii) must conform to any applicable governmental requirements.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.


                                Landlord:

                                ARE-QRS, CORP.,
                                a Maryland corporation


                                By: /s/Lynn Anne Shapiro
                                    ------- ---- -------
                                Name: Lynn Anne Shapiro
                                      ---- ---- -------
                                Its: General Counsel
                                     ------- -------

                                Tenant:

                                ANTEX BIOLOGICS INC.,
                                a Delaware corporation

                                By: /s/ Gregory C. Zakarian
                                    ----------- -- ---------
                                Name: Gregory C. Zakarian
                                      ------- -- --------
                                Its: Vice President & Chief Financial Officer
                                     ---- --------- -- ---- --------- -------

                                   SCHEDULE A


                                LANDLORD'S WORK

        1. Landlord shall construct an entrance to the Building for ingress and egress which entrance complies with the ADA.

        2. Landlord shall remove any Hazardous Materials from the Expansion Space in compliance with applicable law.

                                   SCHEDULE B

                                  PHASE I WORK

        The Phase I Work shall be that work of Tenant required to Substantially Complete the Block A Space and the Block B Space in accordance with the Phase I Plans delivered to and approved by Landlord. Provided that the Tenant does not elect to proceed with the Phase II Work, the Phase I Work shall include construction of the Block B Lab to generally include the following:

               1. All perimeter walls insulated, dry walled, taped, spackled and ready for paint;

               2. Functional mechanical, electrical and sprinkler system engineered to provide sufficient heating, ventilating and air conditioning to serve general office/laboratory purposes;

               3. Acoustical or dry wall ceiling with appropriate fluorescent light fixtures sufficient for desktop, bench or office work;

               4. Finished floor covered with either epoxy, linoleum, tile or carpeting; and

               5. Electrical and telephone outlets sufficient for normal and customary office/laboratory work.

                                   SCHEDULE C

                                 PHASE II WORK


        The Phase II Work shall include the design and construction associated with making the Block B Lab a laboratory generally equipped for and having all applicable licenses and permits for use as a bio-hazard level 3 facility.

                                 EXHIBIT "D-1"
                    ACKNOWLEDGMENT OF TERM COMMENCEMENT DATE


        This acknowledgment is made pursuant to Section 4 of that certain Lease dated December 1, 1998 by and between ARE-QRS, Corp., a Maryland corporation, Landlord, and Antex Biologics Inc., a Delaware corporation, Tenant, of Suite 100 at 300 Professional Drive, Gaithersburg, Maryland 20879.

        We hereby acknowledge that the Term Commencement Date of the Lease is the date first above written; the Existing Space Rent Commencement Date is the date first above written; the Block A Rent Commencement Date is __________, 1999; and the Block B Rent Commencement Date is
        _______________, 1999.


        ACCEPTED:

        ("Landlord")

        ARE-QRS, Corp.,
        a Maryland corporation


        By:
            -------------------------------

               Its:
                   --------------------------
        Date:
              ------------------------------
        ACCEPTED:

        ("Tenant")

        Antex Biologics Inc.,
        a Delaware corporation


        By:
            -------------------------------

               Its:
                   --------------------------
        Date:
              -------------------------------

                                 EXHIBIT "D-2"
              ACKNOWLEDGMENT OF IMPROVEMENT RENT COMMENCEMENT DATE

                      This acknowledgment is made pursuant to Section 4 of that certain Lease dated December 1, 1998 by and between ARE-QRS, Corp., a Maryland corporation, Landlord, and Antex Biologics Inc., a Delaware corporation, Tenant, of Suite 100 at 300 Professional Drive, Gaithersburg, Maryland 20879.

                      We hereby acknowledge that the Improvement Rent Commencement Date of the Lease is _____________ ___, 1998.


        ACCEPTED:

        ("Landlord")

        ARE-QRS, Corp.,
        a Maryland corporation


        By:
            -------------------------------

               Its:
                   --------------------------
        Date:
              ------------------------------
        ACCEPTED:

        ("Tenant")

        Antex Biologics Inc.,
        a Delaware corporation


        By:
            -------------------------------

               Its:
                   --------------------------
        Date:
              -------------------------------

                                            EXHIBIT "E"
                                       RULES AND REGULATIONS

               1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building without the prior written consent of Landlord. Suite entry door signs or any directory board inserts will be supplied by Landlord at Tenant's expense.

               2. No awning shall be permitted on any part of the Premises. Tenant shall not place anything (including but no limited to blinds, shades, screens, or hanging plants) against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

               3. Tenant shall not obstruct or interfere with the rights of others to use any Building sidewalks, halls, exits, entrances, elevators, or stairways. The common areas of the Building are not for the general public, and Landlord retains the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants including any person who appears to Landlord to be intoxicated or under the influence of liquor or drugs; provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant is dealing in the ordinary course of its business, unless such persons are engaged in illegal activities or unless such persons violate the terms of the Lease or Landlord's rules and regulations. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building.

               4. All cleaning and janitorial services for the common areas of the Building shall be provided exclusively through Landlord.

               5. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys for all doors.

               6. Any freight elevator shall be available for use by all Tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. Tenant agrees to advise Landlord of and coordinate with Landlord any of Tenant's freight activities. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated from time to time by Landlord.

               7. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy objects. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any Tenant in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

               8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the use by Tenant of the Premises in accordance with the Lease and in no event shall any such combustible fluids be used for heating, warming, or lighting the Premises. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds, animals (except for seeing eye dogs and laboratory animals), bicycles or other vehicles.

               9. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

               10. Tenant shall cooperate with Landlord to assure the effective operation of the Building's heating and air-conditioning systems and shall comply with any governmental energy-savings rules, laws or regulations of which Tenant has notice. Tenant shall refrain from adjusting controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

               11. Landlord reserves the right, exercisable on thirty (30) days notice and without liability to Tenant, to change the name and street address of the Building.

               12. Tenant shall close and lock the doors of the Premises and entirely shut off all water faucets or other water apparatus and electricity, gas and air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained as a result of noncompliance with this rule.

               13. Tenant shall not install, maintain or operate upon the Premises any vending machine without written consent of Landlord.

               14. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, sloppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

               15. Tenant shall not sell or permit the sale of retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building and Tenant acknowledges that canvassing and peddling of any kind in the Building are prohibited.

               16. Tenant shall not install any radio or television antenna (except for satellite dish consented to by Landlord in writing), loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building.

               17. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

               18. Tenant shall store all its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

               19.    [intentionally omitted]

               20. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

               21. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

               22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency having jurisdiction.

               23. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

               24. The requirements of Tenant will be attended to only upon appropriate application to the Office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

               25. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor-driven or non-motor-driven bicycles or four-wheeled trucks.

               26. Security cards will be required by Tenants to enter the Building during non-business hours. An appropriate charge will be made for each security card requested. These cards remain the property of and must be returned to the Landlord upon expiration of the Lease or upon Landlord's request. If any card is not returned, or is lost or damaged by Tenant, then there will be an additional charge of $50.00 per card at landlord's discretion. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

               27. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

        Initials of:


        -------------------------           -------------------------
        Landlord:                   Tenant:

                                  EXHIBIT "F"
                            EXISTING TENANT FIXTURES


        DESCRIPTION                                               VALUE
        -----------                                               -----

        Built-In Lab Casework                                    $ 18,200

        Built-in Lab Cabinets                                    $ 18,200

        Fume Hoods (which penetrate roof)                        $  6,100

        Walk-in cold rooms                                       $ 14,500

        Walk-in warm rooms                                       $  7,300

        Deionized water system                                   $  9,000

        Glass washing equipment                                  $  3,000

        Autoclaves                                               $  6,100

        Chillers                                                 $ 18,200

        Built-in plumbing                                        $ 38,900

        Electrical wiring, breakers, transformers and outlets    $ 18,200

        Mechanical equipment  which supplies,
        conditions, distributes or exhaust air or water          $  6,100

        Energy Generator and Transfer Switch                     $  6,250

                      TOTAL                                      $170,050
                                                                 ========

                                  EXHIBIT "G"
                              ESTOPPEL CERTIFICATE

             THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of ________, 19__, is executed by, Antex Biologics Inc. ("Tenant") in favor of ______________________________________________, together with its nominees, designees and assigns (collectively, "Purchaser"), and in favor of any lender of Purchaser, together with its nominees, designees and assigns (collectively, "Lender").

                                    RECITALS

               A. Purchaser and ARE-QRS CORP., a Maryland corporation ("Landlord"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of _____________ (the "Purchase Agreement"), whereby Purchaser has agreed to purchase, among other things, the improved real property located in the City of Gaithersburg, Maryland, more particularly described on Exhibit "A" attached to the Purchase Agreement (the "Property").

               B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ___________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

               C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

               D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Purchaser will rely on the representations and agreements below in purchasing the Property and Lender will rely on the representations and agreements below in granting to Purchaser a loan.

               NOW, THEREFORE, Tenant certifies, warrants, and represents to Purchaser and Lender as follows:

               Section 1.  Lease.

               Attached hereto as Exhibit "1" is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:
        ___________________________________________________________________
        ___________________________________________________________________.
        (If none, please state "None.")

               Section 2.  Leased Premises.

               Pursuant to the Lease, Tenant leases those certain premises (the "Leased Premises") consisting of approximately _______________ (________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [_____ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

               Section 3.  Full Force of Lease.

               The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

                      Section 4.  Complete Agreement.

               The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

               Section 5.  Acceptance of Leased Premises.

               Tenant has accepted possession and is currently occupying the Leased Premises.

               Section 6.  Lease Term.

               The term of the Lease commenced on ______________ and ends on _______________, subject to the following options to extend:

                                                                .
        (If none, please state "None.")

               Section 7.  Purchase Rights.

               Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows:

                          .
        (If none, please state "None.")

               Section 8.  Rent.

               (a) The obligation to pay rent under the Lease commenced on ___________. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

               (b) Tenant is currently paying base rent under the Lease in the amount of ___________________ Dollars ($__________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:
                                                                        .

        (If none, please state "None.")

               (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead
        expenses is __________ percent (      %) and is currently being paid at
        the rate of _____________________ Dollars ($__________) per month, payable to:

                                 .

               (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows:

                                                .
        (If none, please state "None.")

               Section 9.  Security Deposit.

               The amount of Tenant's security deposit held by Landlord under the Lease is _________________ Dollars ($ __________).

               Section 10.  Prepaid Rent.

               Tenant has not paid any installment of Basic Annual Rent more than one(1) month in advance.

               Section 11.  Insurance.

               All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

               Section 12.  Pending Actions.

               There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

               Section 13.  Tenant's Work.

               As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against
        Landlord, except as follows:                                    .


        (If none, please state "None.")

               Section 14.  Assignments by Landlord.

               Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of the lease and rents to be executed by Landlord to Purchaser or Lender in connection with the Loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Purchaser or Lender solely is security for the purposes specified in said assignment and Purchaser or Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Purchaser or Lender shall specifically undertake such liability in writing. Tenant agrees that upon receipt of a written notice from Purchaser or Lender of a default by Landlord under the Loan, Tenant will thereafter pay rent to Purchaser or Lender in accordance with the terms of the Lease.

               Section 15.  Assignments by Tenant.

               Except as listed below, Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

               Section 16.  Environmental Matters.

               The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a medical laboratory or otherwise used in accordance with all applicable laws.

               Section 17.  Succession of Interest.

               Tenant agrees that, in the event Purchaser or Lender succeeds to interest of Landlord under the Lease:

               (a) Purchaser or Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

               (b) Purchaser or Lender shall not be liable for the return of any security deposit except to the extent that such deposit is transferred, assigned or credited to Lender or Purchaser;

               (c) Purchaser or Lender shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

               (d) Purchaser or Lender shall not be bound by any amendments or modifications of the Lease entered into after the date hereof made without prior consent of Purchaser or Lender;

               (e) Purchaser or Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

               (f) Purchaser or Lender shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Purchaser or Lender's interest in the Property.

               Section 18.  Notice of Default.

               Tenant agrees to give Purchaser and Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to the Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Purchaser or Lender shall have an additional sixty (60) days within which to cure such default, or if such default cannot be cured within such sixty (60) day period, such sixty (60) day period shall be extended so long as Purchaser or Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of


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

        foreclosure proceedings, if necessary to effect (such cure), in which event the Lease shall not be terminated while such remedies are being pursued.

               Section 19.  Notification by Tenant.

               From the date of this Certificate and continuing until ____________, Tenant agrees to immediately notify Purchaser and Lender, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

               If To Purchaser:     ____________________________
                                    ____________________________
                                    ____________________________
                                    ____________________________

               With A Copy To:      ______________________________
                                    ______________________________
                                    ______________________________
                                    ______________________________

               Tenant makes this Certificate with the knowledge that it will be relied upon by Purchaser and Lender in agreeing to purchase the Property.

               Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                                    TENANT

                                    ANTEX BIOLOGICS INC.,
                                     a Delaware corporation


                                    By:
                                       -----------------------------
                                    Name:
                                          ---------------------------
                                    Its:
        ATTEST:                             --------------------------

        By:
        Name:
        Its:  Secretary             (SEAL)



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